  Exhibit 10.2
Execution Version

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT is made and dated as of February 28, 2019 and is entered into by and among TG THERAPEUTICS, INC., a Delaware corporation (the “Parent”), TG BIOLOGICS, INC., a Delaware corporation (“TG Bio”; together with Parent and each of Parent’s Subsidiaries that delivers a Joinder Agreement pursuant to Section 7.13 of this Agreement, individually and collectively, jointly and severally, the “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (collectively, referred to as “Lender”) and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and collateral agent for itself and the Lender (in such capacity, the “Agent”).

RECITALS

A.
Borrower has requested Lender to make available to Borrower a loan in an aggregate principal amount of up to Sixty Million Dollars ($60,000,000) (the “Term Loan”); and

B.
Lender is willing to make the Term Loan on the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, Borrower, Agent and Lender agree as follows:

SECTION 1. DEFINITIONS AND RULES OF CONSTRUCTION

1.1 Unless otherwise defined herein, the following capitalized terms shall have the following meanings:

“Account Control Agreement(s)” means any agreement entered into by and among the Agent, Borrower and a third party Bank or other institution (including a Securities Intermediary) in which Borrower maintains a Deposit Account or an account holding Investment Property and which perfects Agent’s first priority security interest in the subject account or accounts.

“ACH Authorization” means the ACH Debit Authorization Agreement in substantially the form of Exhibit I, which account numbers shall be redacted for security purposes if and when filed publicly by the Borrower.

“Advance(s)” means a Term Loan Advance.

“Advance Date” means the funding date of any Advance.

“Advance Request” means a request for an Advance submitted by Borrower to Agent in substantially the form of Exhibit A, which account numbers shall be redacted for security purposes if and when filed publicly by the Borrower.

“Affiliate” means (a) any Person that directly or indirectly controls, is controlled by, or is under common control with the Person in question, (b) any Person directly or indirectly owning, controlling or holding with power to vote twenty percent (20%) or more of the outstanding voting securities of another Person, or (c) any Person twenty percent (20%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held by another Person with power to vote such securities. As used in the definition of “Affiliate,” the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agent” has the meaning assigned to such term in the preamble to this Agreement.

“Agreement” means this Loan and Security Agreement, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Amortization Date” means October 1, 2020; provided however, if the Interest Only Extension Conditions are satisfied, then April 1, 2021.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to Borrower or any of its Affiliates from time to time concerning or relating to bribery or corruption, including without limitation the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010 and other similar legislation in any other jurisdictions.

“Anti-Terrorism Laws” means any laws, rules, regulations or orders relating to terrorism or money laundering, including without limitation Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by OFAC.

“Ariston” means Ariston Pharmaceuticals, Inc., a Delaware corporation.

“Ariston Notes” means those certain 5% Convertible Promissory Notes issued by Ariston to the holders thereof, in an initial aggregate principal amount outstanding not in excess of $15,500,000.

“Assignee” has the meaning assigned to such term in Section 11.13.

“Biologics License Application” means an application for licensure of a biological product submitted to the FDA under 42 U.S.C. § 262(k) for permission to introduce, or deliver for introduction, a biologic product into interstate commerce.

“Blocked Person” means any Person: (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.

“Borrower Products” means all products, software, service offerings, technical data or technology currently being designed, manufactured or sold by Borrower or which Borrower intends to sell, license, or distribute in the future including any products or service offerings under development, collectively, together with all products, software, service offerings, technical data or technology that have been sold, licensed or distributed by Borrower since its incorporation.

“Business Day” means any day other than Saturday, Sunday and any other day on which banking institutions in the State of California are closed for business.

“Cash” means all cash, cash equivalents (including Cash Equivalents) and liquid funds.

“Cash Equivalents” means: (a) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one year from the date of acquisition thereof having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Services at the time of acquisition; (b) commercial paper maturing no more than one year from the date of creation thereof and having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service at the time of acquisition; (c) certificates of deposit issued by any bank with assets of at least $500,000,000 maturing no more than one year from the date of investment therein; (d) money market accounts; (e) repurchases of stock from former employees, directors, or consultants of Borrower under the terms of applicable repurchase agreements at the original issuance price of such securities in an aggregate amount not to exceed $250,000 in any fiscal year, provided that no Event of Default has occurred, is continuing or could exist after giving effect to the repurchases; and (f) any other Investments in cash equivalents as described in Borrower’s investment policy, as such investment policy has been approved by Agent in writing.

“Cash Interest Reduction Amount” has the meaning set forth in Section 2.2(c)(iii).

“Change in Control” means any reorganization, recapitalization, consolidation or merger (or similar transaction or series of related transactions) of Borrower, sale or exchange of outstanding shares (or similar transaction or series of related transactions) of Borrower in which the holders of Borrower’s outstanding shares immediately before consummation of such transaction or series of related transactions do not, immediately after consummation of such transaction or series of related transactions, retain shares representing more than fifty percent (50%) of the voting power of the surviving entity of such transaction or series of related transactions (or the parent of such surviving entity if such surviving entity is wholly owned by such parent), in each case without regard to whether Borrower is the surviving entity.

“Claims” has the meaning assigned to such term in Section 11.10.

“Closing Date” means the date of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means the property described in Section 3.

“Confidential Information” has the meaning assigned to such term in Section 11.12.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any Indebtedness, lease, dividend, letter of credit or other obligation of another, including any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards or merchant services issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

“Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Copyrights” means all copyrights, whether registered or unregistered, held pursuant to the laws of the United States of America, any State thereof, or of any other country.

“Default” means any event, circumstance or condition that has occurred or exists, that could, with the passage of time or the requirement that notice be given or both, unless cured or waived by Agent in its sole discretion, become an Event of Default.

“Deposit Accounts” means any “deposit accounts,” as such term is defined in the UCC, and includes any checking account, savings account, or certificate of deposit.

“Disqualified Lender” means any financial institutions, investors or competitors (and any Affiliates thereof clearly identifiable as such solely on the basis of the name thereof) designated in writing by Borrower to the Agent on or prior to the Closing Date; provided that any such modification after the Closing Date to such list shall be subject to approval at the reasonable discretion of Agent, and any additional direct competitors of Borrower and its Subsidiaries that are separately identified in writing by Borrower to the Agent (and made available to Lender upon request) from time to time; provided that any subsequent designation of a competitor as a “Disqualified Lender” hereunder shall not retroactively apply to disqualify any Persons that have acquired an interest in the Loans prior to the date of such designation; provided further that Disqualified Lenders shall exclude any Person that Borrower has designated as no longer being a Disqualified Lender by written notice delivered to the Agent from time to time. Notwithstanding anything to the contrary contained in this Agreement, (a) the Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders and (b) each of Borrower and Lender acknowledge and agree that the Agent shall have no obligation to determine whether any Lender or potential Lender is a Disqualified Lender and that the Agent shall have no liability with respect to any assignment or participation made to a Disqualified Lender.

“Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary.

“DSMB” means data safety monitoring board.

“Due Diligence Fee” means $40,000, which fee has been paid to Lender prior to the Closing Date, and shall be deemed fully earned on such date regardless of the early termination of this Agreement.

“End of Term Charge” means any end of term charge payable pursuant to Section 2.6.

“Equity Interests” means, with respect to any Person, the capital stock, partnership or limited liability company interests, all warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock, partnership or limited liability company interests or other equity securities or equity ownership interests of such Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“Event of Default” has the meaning assigned to such term in Section 9.

“Excluded Accounts” means any Deposit Accounts, securities accounts or other similar accounts (i) into which there are deposited no funds other than those intended solely to cover wages for employees (and related contributions to be made on behalf of such employees to health and benefit plans) plus balances for outstanding checks for wages from prior periods provided that the aggregate amounts deposited in all such accounts shall not exceed the amount reasonably expected to be due and payable for the next two (2) succeeding pay periods; (ii) constituting Israel Discount Bank account ending XXX157 into which there are deposited no funds other than funds constituting cash collateral and not to exceed $1,500,000 at any time; (iii) into which there are deposited no funds other than those that are deposited for employee benefits (e.g. health insurance, flexible spending, retirement savings plans, etc.); (iv) zero balance accounts; and (v) other Deposit Accounts, securities accounts or similar accounts maintained in Australia by TG Australia if the amount on deposit and value in security in such account does not exceed $250,000 in the aggregate at any time, after the payment of any expenses paid or to be paid within the then-next thirty (30) days pursuant to invoiced accounts payable, with any amounts on deposit in such Deposit Accounts, securities accounts or similar accounts.

“Excluded Foreign Subsidiary” means any Foreign Subsidiary and any Subsidiary directly or indirectly owning any Foreign Subsidiary so long as such Subsidiary’s sole assets are the shares of such Foreign Subsidiary for which a guarantee or pledge by such Subsidiary or Subsidiaries would result in a material adverse tax consequence to Borrower, Parent or such Subsidiary under Section 956 of the Code, as determined by Borrower in good faith and in consultation with the Agent and Lenders.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Term Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Term Commitment or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.9, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.9(g) and (d) any withholding Taxes imposed under FATCA.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among governmental authorities and implementing such Sections of the Code.

“FDA” means the U.S. Food and Drug Administration or any successor thereto or any other comparable Governmental Authority.

“Financial Statements” has the meaning assigned to such term in Section 7.1.

“Foreign Lender” means any Lender that is not a U.S. Person.

“Foreign Subsidiary” means any Subsidiary other than a Subsidiary organized under the laws of any state within the United States of America.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time.

“Indebtedness” means (a) all indebtedness for borrowed money or the deferred purchase price of property or services (excluding trade credit entered into in the ordinary course of business due within one hundred and twenty (120) days or being contested, challenged or discussed in good faith), including reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations, (d) equity securities of any Person subject to repurchase or redemption other than at the sole option of such Person, (e) “earnouts,” purchase price adjustments, profit sharing arrangements, deferred purchase money amounts and similar payment obligations or continuing obligations of any nature arising out of purchase and sale contracts, in each case that in accordance with GAAP would be shown on the liabilities side of the balance sheet of such Person, (f) obligations arising under bonus, deferred compensation, incentive compensation or similar arrangements (other than those arising in the ordinary course of business), (g) non-contingent obligations to reimburse any bank or Person in respect of amounts paid under a letter of credit, banker’s acceptance or similar instrument, and (h) all Contingent Obligations (other than for the avoidance of doubt, any Contingent Obligations of the nature set forth in clause (e) above).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Initial Facility Charge” means a fee payable to Agent in an amount equal to Five Hundred Thousand Dollars ($500,000), fully earned and due and payable on the Closing Date.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Intellectual Property” means all of Borrower’s Copyrights; Trademarks; Patents; Licenses; trade secrets and inventions; mask works; Borrower’s applications therefor and reissues, extensions, or renewals thereof; and Borrower’s goodwill associated with any of the foregoing, together with Borrower’s rights to sue for past, present and future infringement of Intellectual Property and the goodwill associated therewith.

“Intercompany Subordination Agreement” means that certain Omnibus Intercompany Subordination Agreement, dated as of the date hereof, by and among Agent, Borrower, and each of Borrower’s Subsidiaries, as amended, amended and restated, supplemented or otherwise modified from time to time.

“Interest Only Extension Conditions” means satisfaction of each of the following events: (a) no Default or Event of Default shall have occurred; and (b) on or before September 30, 2020, Borrower achieves either Performance Milestone III or Performance Milestone IV.

“Investment” means any beneficial ownership (including stock, partnership or limited liability company interests) of or in any Person, or any loan, advance or capital contribution to any Person or the acquisition of all or substantially all of the assets of another Person.

“IRS” means the United States Internal Revenue Service.

“Joinder Agreements” means for each Subsidiary formed or acquired after the Closing Date in accordance with Section 7.13, a completed and executed Joinder Agreement in substantially the form attached hereto as Exhibit G.

“Lender” has the meaning assigned to such term in the preamble to this Agreement.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, and any lease in the nature of a security interest.

“Loan” means the Advances made under this Agreement.

“Loan Documents” means this Agreement, the Notes (if any), the ACH Authorization, the Account Control Agreements, the Joinder Agreements, all UCC Financing Statements, the Warrant, the Pledge Agreement and any other documents executed in connection with the Secured Obligations or the transactions contemplated hereby, as the same may from time to time be amended, restated, amended and restated, supplemented or otherwise modified.

“Material Adverse Effect” means a material adverse effect upon: (i) the business, operations, properties, assets or financial condition of Borrower and its Subsidiaries taken as a whole; or (ii) the ability of Borrower taken as a whole to perform or pay the Secured Obligations in accordance with the terms of the Loan Documents, or the ability of Agent or Lender to enforce any of its rights or remedies with respect to the Secured Obligations; or (iii) the Collateral or Agent’s Liens on the Collateral or the priority of such Liens.

“Maximum Term Loan Amount” means Sixty Million and No/100 Dollars ($60,000,000).

“Maximum Rate” has the meaning assigned to such term in Section 2.3.

“MZL” means marginal zone lymphoma.

“New Drug Application” means a new drug application in the United States for authorization to market a product, as defined in the applicable laws and regulations and submitted to the FDA.

“Non-Disclosure Agreement” means that certain Non-Disclosure Agreement by and between Hercules Capital, Inc. and TG Therapeutics, Inc. dated as of January 24, 2019.

“Note(s)” means a Term Note.

“OFAC” means the U.S. Department of Treasury Office of Foreign Assets Control.

“OFAC Lists” means, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Parent” has the meaning assigned to such term in the preamble to this Agreement.

“Patent License” means any written agreement granting any right with respect to any invention on which a Patent is in existence or a Patent application is pending, in which agreement Borrower now holds or hereafter acquires any interest.

“Patents” means all letters patent of, or rights corresponding thereto, in the United States of America or in any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto, in the United States of America or any other country.

“Performance Milestone I” means satisfaction of each of the following events: (a) no Default or Event of Default shall have occurred and be continuing; and (b) Borrower has announced efficacy data (including overall response rate as assessed by an independent review committee) from the full Stage 1 cohort of patients with MZL through six-months follow-up in the Phase 2b UNITY-NHL trial of umbralisib (clinical trial protocol UTX-TGR-205 and ClinicalTrials.gov identifier NCT02793583) that supports the submission of a New Drug Application to the FDA under an FDA “accelerated approval” pathway, as such pathway is set forth in 21 C.F.R. § 314 Subpart H, and with umbralisib demonstrating an acceptable safety/tolerability profile such that Borrower’s executive officers have approved proceeding towards the filing of a New Drug Application, in each case subject to reasonable verification by Agent (including supporting documentation reasonably requested by Agent).

“Performance Milestone II” means satisfaction of each of the following events: (a) no Default or Event of Default shall have occurred and be continuing; and (b) Borrower has announced that the Phase 3 UNITY-CLL trial (clinical trial protocol UTX-TGR-304 and ClincalTrials.gov identifier NCT02612311) has achieved the protocol-specified primary efficacy endpoint of a statistically significant improvement in progression-free survival and with the combination of ublituximab and umbralisib demonstrating an acceptable safety profile (including no significantly detrimental mortality or overall survival trends unfavorable to the combination of ublituximab and umbralisib study arm), which together is sufficient to file a New Drug Application and a Biologics License Application with the FDA for the combination of ublituximab and umbralisib for the treatment of chronic lymphocytic leukemia, in each case subject to reasonable verification by Agent (including supporting documentation reasonably requested by Agent).

“Performance Milestone III” means satisfaction of each of the following events: (a) no Default or Event of Default shall have occurred and be continuing; and (b) Borrower shall have achieved Performance Milestone II, subject to reasonable verification by Agent (including supporting documentation reasonably requested by Agent) and (c) the FDA shall have accepted for filing the New Drug Application for umbralisib for the treatment of MZL, subject to in each case reasonable verification by Agent (including supporting documentation reasonably requested by Agent).

“Performance Milestone IV” means satisfaction of each of the following events: (a) no Default or Event of Default shall have occurred and be continuing; and (b) Parent has raised at least an amount equal to One Hundred Fifty Million Dollars ($150,000,000.00) in unrestricted (including, not subject to any redemption, clawback, escrow or similar encumbrance or restriction other than in the case the Permitted Convertible Debt Financing) net cash proceeds from one or more bona fide equity financings, Subordinated Indebtedness (which, for the avoidance of doubt, may include the net proceeds received from any Permitted Convertible Debt Financing) and/or upfront proceeds from business development transactions permitted under this Agreement, in each case after February 7, 2019, and prior to September 30, 2020, in each case subject to verification by Agent (including supporting documentation requested by Agent).

“Permitted Acquisition” shall mean any acquisition (including by way of merger) by Borrower of all or substantially all of the assets of another Person, or of a division or line of business of another Person, or capital stock of another Person, in each case located entirely within the United States of America or other such jurisdiction as approved by Agent in its reasonable discretion, which is conducted in accordance with the following requirements:

(a) such acquisition is of a business or Person engaged in a line of business related to that of the Borrower or its Subsidiaries;

(b) if such acquisition is structured as a stock acquisition, then the Person so acquired shall either (i) become a wholly-owned Subsidiary of Borrower or of a Subsidiary and the Borrower shall comply, or cause such Subsidiary to comply, with 7.13 hereof or (ii) such Person shall be merged with and into Borrower (with the Borrower being the surviving entity);

(c) if such acquisition is structured as the acquisition of assets, such assets shall be acquired by Borrower, and shall be free and clear of Liens other than Permitted Liens;

(d) the Borrower shall have delivered to Lender not less than ten (10) nor more than forty-five (45) days prior to the date of such acquisition, notice of such acquisition together with pro forma projected financial information, copies of all material documents relating to such acquisition, and historical financial statements for such acquired entity, division or line of business, in each case in form and substance reasonably satisfactory to Lender and demonstrating compliance with the covenants set forth in Section 7.21 hereof on a pro forma basis as if the acquisition occurred on the first day of the most recent measurement period;

(e) both immediately before and after such acquisition no Default or Event of Default shall have occurred and be continuing;

(f) the sum of the cash portion of the purchase price of such proposed new acquisition, computed on the basis of total acquisition consideration paid or incurred, or to be paid or incurred, by Borrower with respect thereto, including the amount of Permitted Indebtedness assumed or to which such assets, businesses or business or ownership interest or shares, or any Person so acquired, is subject (excluding Indebtedness comprised of performance-based milestones, earnouts, or royalties that qualify as Indebtedness pursuant to clause (e) or (h) of the definition of Indebtedness so long as no payments with respect to such Indebtedness are paid or scheduled to be paid prior to the Term Loan Maturity Date), shall not be greater than One Million Five Hundred Thousand Dollars ($1,500,000) for all such acquisitions during the term of this Agreement; and

(g) the sum of any consideration for all such acquisitions paid in Equity Interests of Borrower shall not exceed One Million Five Hundred Thousand Dollars ($1,500,000) for all such acquisitions during the term of this Agreement.

“Permitted Convertible Debt Financing” means issuance by Parent of convertible notes in an aggregate principal amount of not more than One Hundred Fifty Million Dollars ($150,000,000); provided that such convertible notes shall (a) have a scheduled maturity date no earlier than one hundred eighty (180) days after the Term Loan Maturity Date, (b) be unsecured, (c) not be guaranteed by any Subsidiary of Parent that is not a Borrower, (d) contain usual and customary subordination terms for underwritten offerings of senior subordinated convertible notes and (e) shall specifically designate this Agreement and all Secured Obligations as “designated senior indebtedness” or similar term so that the subordination terms referred to in clause (d) of this definition specifically refer to such notes as being subordinated to the Secured Obligations pursuant to such subordination terms.

“Permitted Indebtedness” means: (i) Indebtedness of Borrower in favor of Lender or Agent arising under this Agreement or any other Loan Document; (ii) Indebtedness existing on the Closing Date which is disclosed in Schedule 1A; (iii) Indebtedness of up to $250,000 outstanding at any time secured by a Lien described in clause (vii) of the defined term “Permitted Liens,” provided such Indebtedness does not exceed the cost of the Equipment or the software or the intellectual property financed with such Indebtedness; (iv) Indebtedness to trade creditors incurred in the ordinary course of business, including vendor financing, the deferred purchase price for goods and services rendered under contract manufacturing and/or licensing arrangements, in each case in the ordinary course of business, or Indebtedness incurred in the ordinary course of business with corporate credit cards; (v) Indebtedness that also constitutes a Permitted Investment; (vi) Subordinated Indebtedness; (vii) reimbursement obligations in connection with letters of credit that are secured by Cash and issued on behalf of the Borrower or a Subsidiary thereof in an amount not to exceed $200,000 at any time outstanding; (viii) other unsecured Indebtedness in an amount not to exceed $500,000 at any time outstanding; (ix) intercompany Indebtedness subject to the Intercompany Subordination Agreement; (x) Permitted Convertible Debt Financing; (xi) Indebtedness owed to any Person (including obligations in respect of letters of credit for the benefit of such Person) providing workers’ compensation, health, disability or other employee benefits or property, casualty, liability insurance, self-insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business, not to exceed $100,000 at any time outstanding; (xii) Indebtedness in respect of or guarantee of performance bonds, bid bonds, appeal bonds, surety bonds, performance and completion guarantees, workers’ compensation claims, letters of credit, bank guarantees and banker’s acceptances, warehouse receipts or similar instruments and similar obligations (other than in respect of other Indebtedness for borrowed money) including those incurred to secure health, safety and environmental obligations, in each case provided in the ordinary course of business, not to exceed $100,000 at any time outstanding; (xiii) Indebtedness consisting of the financing of insurance premiums in an aggregate amount not exceeding $750,000 at any time outstanding; (xiv) endorsement of instruments or other payment items for deposit in the ordinary course of business and Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business; (xv) Contingent Obligations in respect of Indebtedness otherwise constituting Permitted Indebtedness; (xvi) any Indebtedness assumed or acquired in accordance with clause (f) of the definition of Permitted Acquisition; and (xvii) extensions, refinancings and renewals of any items of Permitted Indebtedness, provided that the principal amount is not increased (except by an amount equal to the lesser of (A) the existing unutilized commitments thereunder, accrued but unpaid interest thereon and a reasonable premium paid, and fees and expenses reasonably incurred, in connection with such extension, refinancing or renewal (including any fees and original issue discount incurred in respect of such resulting Indebtedness) and (B) five percent (5%) of such principal amount) or the terms modified to impose materially more burdensome terms upon Borrower or its Subsidiary, as the case may be.

“Permitted Investment” means: (i) Investments existing on the Closing Date which are disclosed in Schedule 1B; (ii) Cash Equivalents; (iii) to the extent constituting Investments, any transactions permitted pursuant to Section 7.7 or Section 7.9; (iv) Investments accepted in connection with Permitted Transfers; (v) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of Borrower’s business; (vi) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business, provided that this subparagraph (vi) shall not apply to Investments of Borrower in any Subsidiary; (vii) Investments consisting of loans not involving the net transfer on a substantially contemporaneous basis of cash proceeds to employees, officers or directors relating to the purchase of capital stock of Borrower pursuant to employee stock purchase plans or other similar agreements approved by Borrower’s Board of Directors; (viii) Investments consisting of travel advances in the ordinary course of business; (ix) Investments in newly-formed Domestic Subsidiaries, provided that each such Subsidiary enters into a Joinder Agreement promptly after its formation by Borrower and execute such other documents as shall be reasonably requested by Agent; (x) Investments in Foreign Subsidiaries approved in advance in writing by Agent; (xi) joint ventures, strategic alliances, collaboration arrangements or non-exclusive licensing arrangements in the ordinary course of Borrower’s business consisting of the nonexclusive licensing of technology, the development of technology or the providing of technical support, provided that any cash Investments by Borrower do not exceed $500,000 in the aggregate in any fiscal year; (xii) Permitted Acquisitions; (xiii) Investments between and among Borrowers; (xiv) Investments by any Borrower in TG Australia; provided that prior to and immediately after giving effect to each such Investment, Borrower is in compliance with Section 7.14 and such Investments are used solely to fund research and development activities of TG Australia; (xv) Investments made by any Subsidiary that is not a Borrower in any Borrower; (xvi) Investments of any Person existing at the time such Person becomes a Subsidiary or consolidates, amalgamates or merges with any Borrower or any Subsidiary; provided that such Investment otherwise qualifies as a Permitted Investment and was not made in contemplation of such Person becoming a Subsidiary or such consolidation or merger; (xvii) loans or advances to officers, partners, directors, consultants and employees of any Borrower or any Subsidiary for relocation, entertainment, travel expenses, or similar expenditures in an aggregate amount not to exceed $100,000 at any time outstanding; and (xviii) additional Investments (including Investments in connection with in-licensing transactions) that do not exceed an aggregate amount equal to One Million Five Hundred Thousand Dollars ($1,500,000) minus the aggregate amount of all consideration paid for Permitted Acquisitions pursuant to clause (f) of the definition of Permitted Acquisition and (xix) other Investments described in Borrower’s investment policy, as such investment policy has been approved by Agent in writing.

“Permitted Liens” means any and all of the following: (i) Liens in favor of Agent or Lender; (ii) Liens existing on the Closing Date which are disclosed in Schedule 1C; (iii) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or not overdue by more than 30 days or being contested in good faith by appropriate proceedings; provided, that Borrower maintains adequate reserves therefor in accordance with GAAP; (iv) Liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords and other like Persons arising in the ordinary course of Borrower’s business and imposed by law or without action of such parties; provided, that the payment thereof is either not yet required or not overdue by more than 30 days or being contested in good faith by appropriate proceedings; (v) Liens arising from judgments, decrees or attachments in circumstances which do not constitute an Event of Default hereunder; (vi) the following deposits, to the extent made in the ordinary course of business: deposits under worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than Liens arising under ERISA or environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds; (vii) Liens on Equipment or software or other intellectual property constituting purchase money Liens and Liens in connection with capital leases securing Indebtedness permitted by clause (iii) of the definition of Permitted Indebtedness; (viii) Liens incurred in connection with Subordinated Indebtedness; (ix) leasehold interests in leases or subleases; (x) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties that are promptly paid on or before the date they become due; (xi) Liens on insurance proceeds securing the payment of financed insurance premiums that are promptly paid on or before the date they become due (provided that such Liens extend only to such insurance proceeds and not to any other property or assets); (xii) statutory and common law rights of set-off and other similar rights as to deposits of cash and securities in favor of banks, other depository institutions and brokerage firms; (xiii) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business so long as they do not materially impair the value or marketability of the related property; (xiv) (A) Liens on Cash or Cash Equivalents securing obligations permitted under clause (vii) of the definition of Permitted Indebtedness and (B) security deposits in connection with real property leases, the combination of (A) and (B) in an aggregate amount not to exceed $500,000 at any time; (xv) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that became or becomes a Subsidiary after the Closing Date prior to the time such Person became or becomes a Subsidiary, in each case as contemplated by the definition of Permitted Acquisition and solely to the extent otherwise constituting Permitted Liens; (xvi) Liens (of a collecting bank arising in the ordinary course of business under Section 4-208 or Section 4-210, as applicable, of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon; (xvii) the filing of Uniform Commercial Code (or equivalent) financing statements solely as a precautionary measure in connection with operating leases provided that such Liens and collateral descriptions in such financing statements be limited to such specific operating leases and not all assets or substantially all assets of any Borrower or Subsidiary; (xviii) licenses or sublicenses permitted hereunder; and (xix) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clauses (i) through (xviii) above; provided, that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced (as may have been reduced by any payment thereon) does not increase, except for the lesser of (A) an amount equal to any accrued but unpaid interest (including any portion thereof which is payable in kind in accordance with the terms of such extended, renewed or replaced Indebtedness) and premium payable by the terms of such obligations thereon and reasonable fees and expenses associated therewith and (B) five percent (5%) of such principal amount.

“Permitted Transfers” means (i) sales of Inventory in the ordinary course of business; (ii) non-exclusive licenses and similar arrangements for the use of Intellectual Property in the ordinary course of business (including in the context of joint ventures, strategic alliances, collaboration arrangements or licensing arrangements) and licenses that could not result in a legal transfer of title of the licensed property but that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discreet geographical areas outside of the United States of America in the ordinary course of business; (iii) dispositions of worn-out, obsolete or surplus Equipment at fair market value in the ordinary course of business; (iv) other Transfers of assets having a fair market value of not more than $250,000 in the aggregate in any fiscal year; (v) any issuance or sale by Borrower or any Subsidiary of its Equity Interests or other securities, in each case to the extent otherwise permitted pursuant to this Agreement; (vi) sales, transfers, leases and other dispositions of property to the extent that such property constitutes an Investment that is a Permitted Investment; (vii) sales, transfers, leases and other dispositions of property to any Borrower; (viii) leases or licenses or subleases or sublicenses entered into in the ordinary course of business (other than in respect of Intellectual Property), in each case, in connection with real property; (ix) any distributions, dividends, repurchases or redemptions permitted pursuant to Section 7.7; (x) converting any Indebtedness to equity interests; and (xi) transfers of Cash pursuant to transactions not prohibited herein and in the ordinary course of business.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, other entity or government.

“PIK Deferral Period” has the meaning set forth in 2.2(c)(iii).

“Pledge Agreement” means the Pledge Agreement dated as of the Closing Date between Borrower and Agent, as the same may from time to time be amended, restated, amended and restated, supplemented or otherwise modified.

“Prepayment Charge” has the meaning assigned to such term in Section 2.5.

 “Receivables” means (i) all of Borrower’s Accounts, Instruments, Documents, Chattel Paper, Supporting Obligations, letters of credit, proceeds of any letter of credit, and Letter of Credit Rights, and (ii) all customer lists, software, and business records related thereto.

“Recipient” means (a) the Agent, or (b) any Lender.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective partners, directors, officers, employees, trustees, agents and advisors of such Person and such Person’s Affiliates.

“Required Lenders” means at any time, the holders of more than 50% of the sum of the aggregate unpaid principal amount of the Term Loans then outstanding.

“Restricted License” is any material License or other agreement with respect to which Borrower is the licensee (a) that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such License or agreement or any other property, or (b) for which a default under or termination of could interfere with the Agent’s right to sell any Collateral.

“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or by the United Nations Security Council, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“SBA” has the meaning assigned to such term in Section 7.16.

“SBIC” has the meaning assigned to such term in Section 7.16.

“SBIC Act” has the meaning assigned to such term in Section 7.16.

“SEC” means the Securities and Exchange Commission.

“Secured Obligations” means Borrower’s obligations under this Agreement and any Loan Document (other than the Warrant), including any obligation to pay any amount now owing or later arising.

“Securities Act” means the Securities Act of 1933, as amended.

“Subordinated Indebtedness” means Indebtedness subordinated to the Secured Obligations in amounts and on terms and conditions satisfactory to Agent in its sole discretion and subject to a subordination agreement in form and substance satisfactory to Agent in its sole discretion.

“Subsequent Financing” means the closing of any Borrower financing which becomes effective after the Closing Date.

“Subsidiary” means an entity, whether corporate, partnership, limited liability company, joint venture or otherwise, in which Borrower owns or controls 50% or more of the outstanding voting securities, including each entity listed on Schedule 1 hereto. Unless otherwise specifically set forth herein, reference to a Subsidiary shall be deemed to be a reference to a Subsidiary of Parent.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any governmental authority responsible for the assessment and collection of taxes, including any interest, additions to tax or penalties applicable thereto.

“Term Commitment” means as to any Lender, the obligation of such Lender, if any, to make a Term Loan Advance to the Borrower in a principal amount not to exceed the amount set forth under the heading “Term Commitment” opposite such Lender’s name on Schedule 1.1.

“Term Loan Advance” means each Tranche 1 Advance, Tranche 2 Advance, Tranche 3 Advance, Tranche 4 Advance and any other Term Loan funds advanced under this Agreement.

“Term Loan Cash Interest Rate” means, for any day a per annum rate of interest equal to the greater of either (i) the “prime rate” as reported in The Wall Street Journal plus 4.75%, and (ii) 10.25%; provided that the Term Loan Cash Interest Rate may be reduced from time to time in accordance with Section 2.2(c)(iii).

“Term Loan PIK Interest” has the meaning set forth in Section 2.2(c)(ii).

“Term Loan PIK Interest Rate” means, for any day a per annum rate of interest equal to (a) during any PIK Deferral Period, the Cash Interest Reduction Amount, multiplied by 1.2, and (b) otherwise, 0.00%.

“Term Loan Maturity Date” means March 1, 2022.

“Term Note” means a Promissory Note in substantially the form of Exhibit B.

“TG Australia” means TG Therapeutics AUS Pty Ltd, a proprietary limited company organized under the laws of Australia.

“TG Bio” has the meaning assigned to such term in the preamble to this Agreement.

“Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Trademarks” means all trademarks (registered, common law or otherwise) and any applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States of America, any State thereof or any other country or any political subdivision thereof.

“Tranche 1 Advance” has the meaning assigned to such term in Section 2.2(a).

“Tranche 2 Advance” has the meaning assigned to such term in Section 2.2(a).

“Tranche 3 Advance” has the meaning assigned to such term in Section 2.2(a).

“Tranche 4 Advance” has the meaning assigned to such term in Section 2.2(a).

“Tranche 4 Facility Charge” means one percent (1.0%) of the aggregate Tranche 4 Advances, which is payable to Lender in accordance with Section 4.2(d).

“UCC” means the Uniform Commercial Code as the same is, from time to time, in effect in the State of California; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as the same is, from time to time, in effect in a jurisdiction other than the State of California, then the term “UCC” shall mean the Uniform Commercial Code as in effect, from time to time, in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“Unrestricted Cash” means unrestricted Cash held by Borrower in account(s) subject to an Account Control Agreement in favor of Agent.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“Warrant” means any warrant entered into in connection with the Loan, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Withholding Agent” means the Borrower and the Agent.

Unless otherwise specified, all references in this Agreement or any Annex or Schedule hereto to a “Section,” “subsection,” “Exhibit,” “Annex,” or “Schedule” shall refer to the corresponding Section, subsection, Exhibit, Annex, or Schedule in or to this Agreement. Unless otherwise specifically provided herein, any accounting term used in this Agreement or the other Loan Documents shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP, consistently applied. Unless otherwise defined herein or in the other Loan Documents, terms that are used herein or in the other Loan Documents and defined in the UCC shall have the meanings given to them in the UCC. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

SECTION 2. THE LOAN

2.1 [Reserved.]

2.2 Term Loan.

(a)    Advances. Subject to the terms and conditions of this Agreement, Lender will severally (and not jointly) make in an amount not to exceed its respective Term Commitment, and Borrower agrees to draw, a Term Loan Advance of Thirty Million Dollars ($30,000,000) on the Closing Date (the “Tranche 1 Advance”). Subject to the terms and conditions of this Agreement, beginning on the date Borrower achieves Performance Milestone II and continuing through June 30, 2020, Borrower may request and Lender shall make an additional Term Loan Advance in a principal amount of Ten Million Dollars ($10,000,000) (the “Tranche 2 Advance”). Subject to the terms and conditions of this Agreement, beginning on the date Borrower achieves Performance Milestone III and continuing through June 30, 2020, Borrower may request and Lender shall make an additional Term Loan Advance in an aggregate principal amount of up to Ten Million Dollars ($10,000,000) (the “Tranche 3 Advance”). Subject to the terms and conditions of this Agreement, and conditioned on approval by Lenders’ investment committee in its sole discretion, on or before December 15, 2020, Borrower may request additional Term Loan Advances in an aggregate principal amount of up to Ten Million Dollars ($10,000,000), in minimum increments of $5,000,000 (each, a “Tranche 4 Advance”). The aggregate outstanding Term Loan Advances may be up to but shall not exceed the Maximum Term Loan Amount plus, for the avoidance of doubt, any amount equal to the Term Loan PIK Interest added to principal pursuant to Section 2.2(c)(ii).

(b) Advance Request. To obtain a Term Loan Advance, Borrower shall complete, sign and deliver an Advance Request at least three (3) Business Days before the proposed Advance Date (other than the Tranche 1 Advance to be made on the Closing Date, for which Borrower shall complete, sign and deliver an Advance Request at least one (1) Business Day prior to the Closing Date) to Agent. Lender shall fund the Term Loan Advance in the manner requested by the Advance Request provided that each of the conditions precedent to such Term Loan Advance is satisfied as of the requested Advance Date.

(c) Interest.

(i) Term Loan Cash Interest Rate. In addition to interest accrued pursuant to the Term Loan PIK Interest Rate, the principal balance (including, for the avoidance of doubt, any amount equal to the Term Loan PIK Interest added to principal pursuant to Section 2.2(c)(ii)) of each Term Loan Advance shall bear interest thereon from such Advance Date (or from the date such amount equal to the Term Loan PIK Interest is added to the principal) at the Term Loan Cash Interest Rate (as such rate may be reduced for a given PIK Deferral Period in an amount equal to the applicable Cash Interest Reduction Amount pursuant to Section 2.2(c)(iii)) based on a year consisting of 360 days, with interest computed daily based on the actual number of days elapsed. The Term Loan Cash Interest Rate will float and change on the day the “prime rate” as reported in the Wall Street Journal changes from time to time.

(ii) Term Loan PIK Interest Rate. In addition to interest accrued pursuant to the Term Loan Cash Interest Rate, to the extent Parent has initiated a PIK Deferral Period, the principal balance of each Term Loan Advance shall bear interest thereon from such Advance Date at the Term Loan PIK Interest Rate based on a year consisting of 360 days, with interest computed daily based on the actual number of days elapsed (the “Term Loan PIK Interest”), which amount shall be added to the outstanding principal balance and so capitalized so as to increase the outstanding principal balance of such Term Loan Advance on each payment date for such Advance and which amount shall be payable when the principal amount of the applicable Advance is payable in accordance with Section 2.2(d).

(iii) Parent may elect, by prior written notice to Agent either: (a) prior to an Advance Date, or (b) at least five (5) Business Days prior to the first Business Day of a month, to reduce the then effective per annum Term Loan Cash Interest Rate applicable to the Term Loan Advances, by up to 1.50% (the amount of such reduction, the “Cash Interest Reduction Amount”) for a period specified in such notice, provided that such period shall begin on the first (1st) Business Day of the next month and shall end on the last day of the third (3rd) month or any subsequent month thereafter (the “PIK Deferral Period”), provided that after the expiration of any PIK Deferral Period, the reduction to the Term Loan Cash Interest Rate by an amount equal to the Cash Interest Reduction Amount shall cease to apply. If during a PIK Deferral Period, Parent desires to terminate such PIK Deferral Period prior to the previously requested end date of such PIK Deferral Period, Parent may by written notice to Agent at least five (5) Business Days prior to the previously scheduled end date of such PIK Deferral Period, elect an earlier end date (which must be the last day of a month that is no earlier than the last day of the third (3rd) month after the commencement of such PIK Deferral Period). If during a PIK Deferral Period, Parent desires to change the Cash Interest Reduction Amount, Parent may by written notice to Agent at least five (5) Business Days prior to the first (1st) Business Day of the month when such change is to take effect, elect a different Cash Interest Reduction Amount, provided that the Cash Interest Reduction Amount shall not be changed more frequently than once during any consecutive three (3) month period.

(d) Payment. Borrower will pay interest on the Term Loan Advance on the first (1st) Business Day of each month, beginning on the first (1st) Business Day of the month after the Advance Date continuing until the Amortization Date. Borrower shall repay the principal balance of the Term Loan Advance that is outstanding as of the day immediately preceding the Amortization Date, in equal monthly installments of principal and interest beginning on the Amortization Date and continuing on the first (1st) Business Day of each month thereafter until the Secured Obligations are repaid; provided, that if the Term Loan Cash Interest Rate is adjusted in accordance with its terms, or the Amortization Date or the Maturity Date is extended, or a PIK Deferral Period becomes effective, the amount of each subsequent monthly installment shall be recalculated so that the remaining payments shall be equal monthly installments of principal and interest beginning on the first (1st) Business Day of the month following such recalculation and continuing on the first (1st) Business Day of each month thereafter until the Secured Obligations are repaid in full. The entire remaining principal balance of the Term Loan Advance and all accrued but unpaid interest hereunder, shall be due and payable on the Term Loan Maturity Date. Borrower shall make all payments under this Agreement without setoff, recoupment or deduction and regardless of any counterclaim or defense. Lender will initiate debit entries to the Borrower’s account as authorized on the ACH Authorization (i) on each payment date of all periodic obligations payable to Lender with respect to the Term Loan Advance and (ii) out-of-pocket legal fees and costs incurred by Agent or Lender in connection with Section 11.11 of this Agreement; provided that, with respect to clause (i) above, in the event that Lender or Agent informs Borrower that Lender will not initiate a debit entry to such Borrower’s account for a certain amount of the periodic obligations due on a specific payment date, Borrower shall pay to Lender such amount of periodic obligations in full in immediately available funds on such payment date; provided, further, that, with respect to clause (i) above, if Lender or Agent informs Borrower that Lender will not initiate a debit entry as described above later than the date that is three (3) Business Days prior to such payment date, Borrower shall pay to Lender such amount of periodic obligations in full in immediately available funds on the date that is three (3) Business Days after the date on which Lender or Agent notifies Borrower thereof; provided, further, that, with respect to clause (ii) above, in the event that Lender or Agent informs Borrower that Lender will not initiate a debit entry to a Borrower’s account for specified out-of-pocket legal fees and costs incurred by Agent or Lender, Borrower shall pay to Lender such amount in full in immediately available funds within three (3) Business Days.

2.3 Maximum Interest. Notwithstanding any provision in this Agreement or any other Loan Document, it is the parties’ intent not to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law that a court of competent jurisdiction shall deem applicable hereto (which under the laws of the State of California shall be deemed to be the laws relating to permissible rates of interest on commercial loans) (the “Maximum Rate”). If a court of competent jurisdiction shall finally determine that Borrower has actually paid to Lender an amount of interest in excess of the amount that would have been payable if all of the Secured Obligations had at all times borne interest at the Maximum Rate, then such excess interest actually paid by Borrower shall be applied as follows: first, to the payment of the Secured Obligations consisting of the outstanding principal; second, after all principal is repaid, to the payment of Lender’s accrued interest, costs, expenses, professional fees and any other Secured Obligations; and third, after all Secured Obligations are repaid, the excess (if any) shall be refunded to Borrower.

2.4 Default Interest. In the event any payment is not paid on the scheduled payment date, an amount equal to four percent (4%) of the past due amount shall be payable on demand. In addition, upon the occurrence and during the continuation of an Event of Default hereunder, all Secured Obligations, including principal, interest, compounded interest, and professional fees, shall bear interest at a rate per annum equal to the rate set forth in Section 2.2(c), plus four percent (4%) per annum. In the event any interest is not paid when due hereunder, delinquent interest shall be added to principal and shall bear interest on interest, compounded at the rate set forth in Section 2.2(c) or Section 2.4, as applicable.

2.5 Prepayment. At its option upon at least seven (7) Business Days prior written notice to Agent, Borrower may prepay all or any portion greater than or equal to Five Million Dollars ($5,000,000) of the outstanding Advances by paying the entire principal balance (or portion thereof), all accrued and unpaid interest thereon, together with a prepayment charge equal to the following percentage of the Advance amount being prepaid: with respect to each Advance, if such Advance amounts are prepaid on or prior to the first (1st) anniversary of the Closing Date, 3.00%; after the first (1st) anniversary but on or prior to the second (2nd) anniversary of the Closing Date, 1.50%; and thereafter, 0.00% (each, a “Prepayment Charge”). Borrower agrees that the Prepayment Charge is a reasonable calculation of Lender’s lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early repayment of the Advances. Borrower shall prepay the outstanding amount of all principal and accrued interest through the prepayment date and the Prepayment Charge upon the occurrence of a Change in Control. Notwithstanding the foregoing, no Prepayment Charge will be required to be paid in connection with any prepayment if such prepayment is made in connection with a refinancing of the Advances with Agent and Lender (such refinancing to be made in Agent and Lenders’ sole and absolute discretion) prior to the Term Loan Maturity Date. Any amounts paid under this Section shall be applied by Agent to the then unpaid amount of any Secured Obligations (including principal and interest) in such order and priority as Agent may choose in its sole discretion.

2.6 End of Term Charge. On the earliest to occur of (i) the Term Loan Maturity Date, (ii) the date that Borrower prepays the outstanding Secured Obligations (other than any inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) in full, or (iii) the date that the Secured Obligations become due and payable, Borrower shall pay Lender a charge equal to 3.25% of the aggregate principal amount of the Term Loan Advances. Notwithstanding the required payment date of such charge, it shall be deemed earned by Lender as of the Closing Date.

2.7 Notes. If so requested by Lender by written notice to Borrower, then Borrower shall execute and deliver to Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of Lender pursuant to Section 11.13) (promptly after the Borrower’s receipt of such notice) a Note or Notes to evidence Lender’s Loans.

2.8 Pro Rata Treatment. Each payment (including prepayment) on account of any fee and any reduction of the Term Loans shall be made pro rata according to the Term Commitments of the relevant Lender.

2.9 Taxes.

(a) Defined Terms. For purposes of this Section, the term “applicable law” includes FATCA.

(b) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant governmental authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding of Indemnified Taxes been made.

(c) Payment of Other Taxes by Borrower. The Borrower shall timely pay to the relevant governmental authority in accordance with applicable law, or at the option of the Agent timely reimburse it for the payment of, any Other Taxes.

(d) Indemnification by Borrower. The Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant governmental authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), and (ii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant governmental authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this paragraph (e).

(f) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a governmental authority pursuant to this Section, the Borrower shall deliver to the Agent the original or a certified copy of a receipt issued by such governmental authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

(g) Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Agent, at the time or times reasonably requested by the Borrower or the Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (g)(ii)(1), (ii)(2) and (iv) of this Section) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

1. any Lender that is a U.S. Person shall deliver to the Borrower and the Agent on or before the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax;

2. any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or before the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), whichever of the following is applicable:

A. in the case of a Foreign Lender claiming the benefits of an income Tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such Tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such Tax treaty;

B. executed copies of IRS Form W-8ECI;

C. in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit K-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W 8BEN-E; or

D. to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W 8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-2 or Exhibit K-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-4 on behalf of each such direct and indirect partner;

(iii) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Agent to determine the withholding or deduction required to be made; and

(iv) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(h) Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Agent in writing of its legal inability to do so.

(i) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant governmental authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (i) (plus any penalties, interest or other charges imposed by the relevant governmental authority) in the event that such indemnified party is required to repay such refund to such governmental authority. Notwithstanding anything to the contrary in this paragraph (i), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (i) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(j) Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Term Commitment and the repayment, satisfaction or discharge of all obligations under any Loan Document.

2.10 Borrower agrees that any Prepayment Charge and any End of Term Charge payable shall be presumed to be the liquidated damages sustained by each Lender as the result of the early termination, and Borrower agrees that it is reasonable under the circumstances existing as of the Closing Date. The Prepayment Charge and the End of Term Charge shall also be payable in the event the Secured Obligations (and/or this Agreement) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure, or by any other means. Borrower expressly waives (to the fullest extent it may lawfully do so) the provisions of any present or future statute or law that prohibits or may prohibit the collection of the foregoing Prepayment Charge and End of Term Charge in connection with any such acceleration. Borrower agrees (to the fullest extent that each may lawfully do so): (a) each of the Prepayment Charge and the End of Term Charge is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (b) each of the Prepayment Charge and the End of Term Charge shall be payable notwithstanding the then prevailing market rates at the time payment is made; (c) there has been a course of conduct between the Lenders and Borrower giving specific consideration in this transaction for such agreement to pay the Prepayment Charge and the End of Term Charge as a charge (and not interest) in the event of prepayment or acceleration; (d) Borrower shall be estopped from claiming differently than as agreed to in this paragraph. Borrower expressly acknowledges that their agreement to pay each of the Prepayment Charge and the End of Term Charge to the Lenders as herein described was on the Closing Date and continues to be a material inducement to the Lenders to provide the Term Loans.

SECTION 3. SECURITY INTEREST

3.1 As security for the prompt and complete payment when due (whether on the payment dates or otherwise) of all the Secured Obligations, Borrower grants to Agent a security interest in all of Borrower’s right, title, and interest in, to and under all of Borrower’s personal property and other assets (other than any Intellectual Property) including without limitation the following (except as set forth herein) whether now owned or hereafter acquired (collectively, the “Collateral”): (a) Receivables; (b) Equipment; (c) Fixtures; (d) General Intangibles (other than Intellectual Property); (e) Inventory; (f) Investment Property; (g) Deposit Accounts; (h) Cash; (i) Goods; and all other tangible and intangible personal property of Borrower whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, Borrower and wherever located, and any of Borrower’s property in the possession or under the control of Agent; and, to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing; provided, however, that the Collateral shall include all Accounts and General Intangibles that consist of rights to payment and proceeds from the sale, licensing or disposition of all or any part, or rights in, the Intellectual Property (the “Rights to Payment”). Notwithstanding the foregoing, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in the Rights to Payment, then the Collateral shall automatically, and effective as of the date of this Agreement, include the Intellectual Property to the extent necessary to permit perfection of Agent’s security interest in the Rights to Payment.

3.2 Notwithstanding the broad grant of the security interest set forth in Section 3.1 above, the Collateral shall not include (a) licenses or other contracts, which by their terms require the consent of the licensor thereof or another party for a grant of a security interest therein or the assignment thereof or in any assets subject thereto (but only to the extent such prohibition on transfer is enforceable under applicable law, including, without limitation, Sections 9406, 9407 and 9408 of the UCC), (b) any property and assets the pledge of which would require governmental consent, approval, license or authorization or is prohibited or restricted by applicable law (after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law), (c) Equipment or other assets otherwise constituting Collateral owned by Borrower on the date hereof or hereafter acquired that is subject to a Lien securing purchase money Indebtedness or capital lease obligations permitted to be incurred pursuant to the provisions of this Agreement if the contract or other agreement in which such Lien is granted (or the documentation providing for such purchase money Indebtedness or capital lease obligations) validly prohibits the creation of any other Lien on such Equipment or such other asset, (d) Excluded Accounts, or (e) more than 65% of the presently existing and hereafter arising issued and outstanding shares of capital stock owned by Borrower of any Excluded Foreign Subsidiary which shares entitle the holder thereof to vote for directors or any other matter; provided that with respect to clauses (a), (b) and (c), upon termination of such prohibition, such interest shall immediately become Collateral without any action by Borrower, Agent or Lender.

SECTION 4. CONDITIONS PRECEDENT TO LOAN

The obligations of Lender to make the Loan hereunder are subject to the satisfaction by Borrower of the following conditions:

4.1 Initial Advance. On or prior to the Closing Date, Borrower shall have delivered to Agent the following:

(a) executed copies of the Loan Documents (including the Warrant; provided that an original of the Warrant shall be delivered to Agent within three (3) Business Days of the Closing Date), Account Control Agreements, all other documents and instruments reasonably required by Agent to effectuate the transactions contemplated hereby or to create and perfect the Liens of Agent with respect to all Collateral, in all cases in form and substance reasonably acceptable to Agent;

(b) a legal opinion of Borrower’s counsel, in form and substance reasonably acceptable to Agent;

(c) certified copy of resolutions of Borrower’s board of directors evidencing approval of (i) the Loan and other transactions evidenced by the Loan Documents; and (ii) the Warrant and transactions evidenced thereby;

(d) certified copies of the Certificate of Incorporation and the Bylaws, as amended through the Closing Date, of Borrower;

(e) a certificate of good standing for Borrower from its state of incorporation and similar certificates from all other jurisdictions in which it is qualified to do business and where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect;

(f) payment of the Initial Facility Charge and reimbursement of Agent’s and Lender’s current expenses reimbursable pursuant to this Agreement, which amounts may be deducted from the initial Advance;

(g) all certificates of insurance and copies of each insurance policy required pursuant to Section 6.1 and 6.2 hereof;

(h) [reserved];

(i) evidence that the Phase 3 UNITY-CLL trial (clinical trial protocol UTX-TGR-304 and ClincalTrials.gov identifier NCT02612311) has passed the interim progression free survival analysis performed by the DSMB for such trial at the fifty percent (50%) information time without the DSMB for such trial recommending the trial be stopped for futility;

(j) evidence satisfactory to Agent that the Phase 3 UNITY-CLL trial (clinical trial protocol UTX-TGR-304 and ClincalTrials.gov identifier NCT02612311) remains ongoing as of the Closing Date; and

(k) such other documents as Agent may reasonably request.

4.2 All Advances. On each Advance Date:

(a) Agent shall have received (i) an Advance Request for the relevant Advance as required by Section 2.2(b), each duly executed by Borrower’s Chief Executive Officer or Chief Financial Officer, and (ii) any other documents Agent may reasonably request.

(b) The representations and warranties set forth in this Agreement shall be true and correct in all material respects (or, if such representations and warranties are already qualified by materiality, in all respects) on and as of the Advance Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (or, if such representations and warranties are already qualified by materiality, in all respects) on and as of such earlier date.

(c) with respect to any Tranche 2 Advance and Tranche 3 Advance, a Warrant (provided that an original of the Warrant shall be delivered to Agent within three (3) Business Days of such Advance Date) covering 2% of any such Advance in a manner consistent with the Warrant issued on the Closing Date, in form and substance reasonably acceptable to Agent.

(d) with respect to any Tranche 4 Advance, the Loan Parties shall have paid the Tranche 4 Facility Charge.

(e) Each Advance Request shall be deemed to constitute a representation and warranty by Borrower on the relevant Advance Date as to the matters specified in paragraphs (b) and (c) of this Section 4.2 and as to the matters set forth in the Advance Request.

4.3 No Default. As of the Closing Date and each Advance Date, both before and after giving effect to the making of the applicable Advance, (i) no Default or Event of Default shall be continuing and (ii) no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF BORROWER

Borrower represents and warrants that:

5.1 Corporate Status. Each Borrower is a corporation duly organized, legally existing and in good standing under the laws of the State of Delaware, and is duly qualified as a foreign corporation in all jurisdictions in which the nature of its business or location of its properties require such qualifications and where the failure to be qualified could reasonably be expected to have a Material Adverse Effect. Each Borrower’s present name, former names (if any), locations, place of formation, Tax identification number, organizational identification number and other information are correctly set forth in Exhibit C, as may be updated by such Borrower in a written notice (including any Compliance Certificate) provided to Agent after the Closing Date.

5.2 Collateral. Each Borrower owns the applicable Collateral and the Intellectual Property, free of all Liens, except for Permitted Liens. Each Borrower has the power and authority to grant to Agent a Lien in the Collateral as security for the Secured Obligations.

5.3 Consents. Each Borrower’s execution, delivery and performance of this Agreement and all other Loan Documents, and Parent’s execution of the Warrant, (i) have been duly authorized by all necessary corporate action of such Borrower or the Parent, as applicable, (ii) will not result in the creation or imposition of any Lien upon the Collateral, other than Permitted Liens and the Liens created by this Agreement and the other Loan Documents, (iii) do not (x) violate any provisions of such Borrower’s Certificate or Articles of Incorporation (as applicable) and bylaws, or (y) any material law, material regulation, material order, material injunction, material judgment, material decree or material writ to which such Borrower is subject and (iv) except as described on Schedule 5.3, do not violate any material contract or material agreement or require the material consent or material approval of any other Person which has not already been obtained. The individual or individuals executing the Loan Documents and the Warrant are duly authorized to do so.

5.4 Material Adverse Effect. No event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing. No Borrower is aware of any event likely to occur that is reasonably expected to result in a Material Adverse Effect.

5.5 Actions Before Governmental Authorities. There are no actions, suits or proceedings at law or in equity or by or before any governmental authority now pending or, to the knowledge of any Borrower, threatened against or affecting any Borrower or its property, that is reasonably expected to result in a Material Adverse Effect.

5.6 Laws. No Borrower nor any of its Subsidiaries is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any governmental authority, where such violation or default is reasonably expected to result in a Material Adverse Effect. To the knowledge of Borrower, no Borrower is in default in any manner under any provision of any agreement or instrument evidencing material Indebtedness, or any other material agreement to which it is a party or by which it is bound.

No Borrower nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. No Borrower nor any of its Subsidiaries is engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Each Borrower and each of its Subsidiaries has complied in all material respects with the Federal Fair Labor Standards Act. No Borrower nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005. No Borrower’s nor any of its Subsidiaries’ properties or assets has been used by any Borrower or such Subsidiary or, to any Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than in material compliance with applicable laws. Each Borrower and each of its Subsidiaries has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted, except as would not reasonably be expected to have a Material Adverse Effect.

No Borrower, nor any of its Subsidiaries, nor, to the knowledge of any Borrower, any of such Borrower’s or its Subsidiaries’ controlled Affiliates or any of their respective agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement is (i) in violation of any Anti-Terrorism Law, (ii) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, or (iii) is a Blocked Person. None of any Borrower, or its Subsidiaries, or to the knowledge of any Borrower, any of its controlled Affiliates or agents, acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (y) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law. None of the funds to be provided under this Agreement will be used, directly or, to the knowledge of any Borrower, indirectly, (a) for any activities in violation of any applicable anti-money laundering, economic sanctions and anti-bribery laws and regulations laws and regulations or (b) for any payment to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

5.7 Information Correct and Current. No information, report, Advance Request, financial statement, exhibit or schedule furnished, by or on behalf of Borrower to Agent in connection with any Loan Document or included therein or delivered pursuant thereto, when taken as a whole, contained or contains or will contain any material misstatement of fact or, when taken together with all other such information or documents, omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not materially misleading at the time such statement was made or deemed made. Additionally, any and all financial or business projections provided by Borrower to Agent, whether prior to or after the Closing Date, shall be (i) provided in good faith and based on the most current data and information available to Borrower, and (ii) the most current of such projections provided to Borrower’s Board of Directors; it being understood by the Agent and the Lender that such projections as to future events (i) are not to be viewed as facts, (ii)(A) are subject to significant uncertainties and contingencies, many of which are beyond the control of Borrower, (B) no assurance is given by Borrower that the results forecast in any such projections will be realized and (C) the actual results during the period or periods covered by any such projections may differ from the forecast results set forth in such projections and such differences may be material and (iii) are not a guarantee of performance.

5.8 Tax Matters. Except as described on Schedule 5.8 and except those Taxes being contested in good faith with adequate reserves under GAAP, (a) Borrower has filed all material federal, state and local Tax returns that it is required to file, (b) Borrower has duly paid or fully reserved for all Taxes or installments thereof (including any interest or penalties) as and prior to becoming delinquent, which have or may become due pursuant to such returns, and (c) Borrower has paid or fully reserved for any material Tax assessment received by Borrower for the three (3) years preceding the Closing Date, if any (including any Taxes being contested in good faith and by appropriate proceedings).

5.9 Intellectual Property Claims. Each Borrower is the sole owner of, or otherwise has the right to use, the Intellectual Property material to such Borrower’s business. Except as described on Schedule 5.9, (i) each of the material Copyrights, Trademarks and Patents is valid and enforceable, (ii) no material part of the Intellectual Property has been judged invalid or unenforceable by a court of competent jurisdiction, in whole or in part, and (iii) no claim has been made to any Borrower that any material part of the Intellectual Property violates the rights of any third party. Exhibit D is a true, correct and complete list of each Borrower’s Patents, registered Trademarks, registered Copyrights, and material agreements under which such Borrower licenses Intellectual Property from third parties (other than shrink-wrap software licenses), together with application or registration numbers, as applicable, owned by such Borrower or any Subsidiary, in each case as of the Closing Date. No Borrower is in material breach of, nor has any Borrower failed to perform any material obligations under, any of the foregoing contracts, licenses or agreements and, to such Borrower’s knowledge, no third party to any such contract, license or agreement is in material breach thereof or has failed to perform any material obligations thereunder.

5.10  Intellectual Property. Except as described on Schedule 5.10, each Borrower has all material rights with respect to Intellectual Property necessary or material to the operation or conduct of such Borrower’s business as currently conducted and proposed to be conducted by such Borrower. Without limiting the generality of the foregoing, and in the case of Licenses, except for restrictions that are unenforceable under Division 9 of the UCC, each Borrower has the right, to the extent required to operate such Borrower’s business, to freely transfer, license or assign Intellectual Property necessary or material in the operation or conduct of such Borrower’s business as currently conducted and proposed to be conducted by such Borrower, without condition, restriction or payment of any kind (other than license payments in the ordinary course of business) to any third party, and such Borrower owns or has the right to use, pursuant to valid licenses, all software development tools, library functions, compilers and all other third-party software and other items that are material to such Borrower’s business and used in the design, development, promotion, sale, license, manufacture, import, export, use or distribution of Borrower Products except customary covenants in inbound license agreements and equipment leases where such Borrower is the licensee or lessee. No Borrower is a party to, nor are they bound by, any Restricted License.

5.11 Borrower Products. Except as described on Schedule 5.11, no Intellectual Property owned by any Borrower or Borrower Product has been or is subject to any actual or, to the knowledge of such Borrower, threatened litigation, proceeding (including any proceeding in the United States Patent and Trademark Office or any corresponding foreign office or agency) or outstanding decree, order, judgment, settlement agreement or stipulation that restricts in any manner such Borrower’s use, transfer or licensing thereof or that may affect the validity, use or enforceability thereof. There is no decree, order, judgment, agreement, stipulation, arbitral award or other provision entered into in connection with any litigation or proceeding that obligates any Borrower to grant licenses or ownership interest in any future Intellectual Property related to the operation or conduct of the business of such Borrower or Borrower Products. No Borrower has received any written notice or claim, or, to the knowledge of such Borrower, oral notice or claim, challenging or questioning such Borrower’s ownership in any Intellectual Property (or written notice of any claim challenging or questioning the ownership in any licensed Intellectual Property of the owner thereof) or suggesting that any third party has any claim of legal or beneficial ownership with respect thereto nor, to such Borrower’s knowledge is there a reasonable basis for any such claim. To the knowledge of each Borrower, no Borrower’s use of its Intellectual Property nor the production and sale of the Borrower’s Borrower Products infringes the intellectual property or other rights of others.

5.12 Financial Accounts. Exhibit E, as may be updated by the Borrower in a written notice provided to Agent after the Closing Date, is a true, correct and complete list of (a) all banks and other financial institutions at which Borrower or any Subsidiary maintains Deposit Accounts and (b) all institutions at which Borrower or any Subsidiary maintains an account holding Investment Property, and such exhibit correctly identifies the name, address and telephone number of each bank or other institution, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

5.13 Employee Loans. No Borrower has, as of the Closing Date, any outstanding loans to any employee, officer or director of such Borrower nor has any Borrower guaranteed, as of the Closing Date, the payment of any loan made to an employee, officer or director of such Borrower by a third party.

5.14 Capitalization and Subsidiaries. Borrower’s capitalization as of the Closing Date is set forth on Schedule 5.14 annexed hereto. Borrower does not own any stock, partnership interest or other securities of any Person, except for Permitted Investments. Attached as Schedule 1, as may be updated by Borrower in a written notice provided after the Closing Date, is a true, correct and complete list of each Subsidiary.

5.15 Ariston Notes.

(a) Neither the Borrower nor any Subsidiary (other than Ariston) has any obligations, in each case under the Ariston Notes, to commercialize or sell any AST-726 or AST-914 program candidates or otherwise to generate any Product Proceeds in respect thereof.

(b) The holders of the Ariston Notes have no recourse, now or after the filing of any Insolvency Proceeding or other insolvency event (including under Section 7 of the Ariston Notes or otherwise, including without limitation under applicable law), to any Borrower or its Subsidiaries (other than Ariston) other than with respect to equity conversion rights specified in the Ariston Notes.

(c) Ariston has been a dormant subsidiary for the last five (5) years and holds no assets and liabilities other than legacy intercompany receivables and payables and the Ariston Notes.

SECTION 6. INSURANCE; INDEMNIFICATION

6.1    Coverage. Borrower shall cause to be carried and maintained commercial general liability insurance, on an occurrence form, against risks customarily insured against in Borrower’s line of business. Such risks shall include the risks of bodily injury, including death, property damage, personal injury, advertising injury, and contractual liability per the terms of the indemnification agreement found in Section 6.3. Borrower must maintain a minimum of $2,000,000 of commercial general liability insurance for each occurrence. Borrower has and agrees to maintain a minimum of $2,000,000 of directors’ and officers’ insurance for each occurrence and $5,000,000 in the aggregate. So long as there are any Secured Obligations outstanding, Borrower shall also cause to be carried and maintained insurance upon the Collateral, insuring against all risks of physical loss or damage howsoever caused, in an amount not less than the full replacement cost of the Collateral, provided that such insurance may be subject to standard exceptions and deductibles.

6.2 Certificates. Borrower shall deliver to Agent certificates of insurance that evidence Borrower’s compliance with its insurance obligations in Section 6.1 and the obligations contained in this Section 6.2. Borrower’s insurance certificate shall state Agent (shown as “Hercules Capital, Inc., as Agent”) is an additional insured for commercial general liability, a loss payee for all risk property damage insurance, subject to the insurer’s approval, and a loss payee for property insurance and additional insured for liability insurance for any future insurance that Borrower may acquire from such insurer. Attached to the certificates of insurance will be additional insured endorsements for liability and lender’s loss payable endorsements for all risk property damage insurance. All certificates of insurance will provide for a minimum of thirty (30) days advance written notice to Agent of cancellation (other than cancellation for non-payment of premiums, for which ten (10) days’ advance written notice shall be sufficient) or any other change adverse to Agent’s interests. Any failure of Agent to scrutinize such insurance certificates for compliance is not a waiver of any of Agent’s rights, all of which are reserved. Borrower shall provide Agent with copies of each insurance policy, and upon entering or amending any insurance policy required hereunder, Borrower shall provide Agent with copies of such policies and shall promptly deliver to Agent updated insurance certificates with respect to such policies.

6.3 Indemnity. Borrower agrees to indemnify and hold Agent, Lender and their officers, directors, employees, agents, in-house attorneys, representatives and shareholders (each, an “Indemnified Person”) harmless from and against any and all claims, costs, expenses, damages and liabilities (including such claims, costs, expenses, damages and liabilities based on liability in tort, including strict liability in tort), including reasonable attorneys’ fees and disbursements and other costs of investigation or defense (including those incurred upon any appeal) (collectively, “Liabilities”), that may be instituted or asserted against or incurred by such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents or the administration of such credit, or in connection with or arising out of the transactions contemplated hereunder and thereunder, or any actions or failures to act in connection therewith, or arising out of the disposition or utilization of the Collateral; provided that, no Indemnified Person will be indemnified for its (or any of its Related Parties) willful misconduct, bad faith or gross negligence (to the extent determined in a final non-appealable order of a court of competent jurisdiction). This Section 6.3 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. In no event shall any Indemnified Person be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings). This Section 6.3 shall survive the repayment of indebtedness under, and otherwise shall survive the expiration or other termination of, the Loan Agreement.

SECTION 7. COVENANTS OF BORROWER

Borrower agrees as follows:

7.1 Financial Reports. Borrower shall furnish to Agent the financial statements and reports listed hereinafter (the “Financial Statements”):

(a) as soon as practicable (and in any event within 30 days) after the end of each month, unaudited interim and year-to-date financial statements as of the end of such month (prepared on a consolidated basis), including balance sheet and related statements of income and cash flows accompanied by a report detailing any material contingencies (including the commencement of any material litigation by or against Borrower) or any other occurrence that could reasonably be expected to have a Material Adverse Effect, all certified by Borrower’s Chief Executive Officer or Chief Financial Officer to the effect that they have been prepared in accordance with GAAP, except (i) for the absence of footnotes, (ii) that they are subject to normal year-end adjustments, and (iii) they do not contain certain non-cash items that are customarily included in quarterly and annual financial statements;

(b) as soon as practicable (and in any event within 45 days) after the end of each calendar quarter, unaudited interim and year-to-date financial statements as of the end of such calendar quarter (prepared on a consolidated basis), including balance sheet and related statements of income and cash flows accompanied by a report detailing any material contingencies (including the commencement of any material litigation by or against Borrower) or any other occurrence that could reasonably be expected to have a Material Adverse Effect, certified by Borrower’s Chief Executive Officer or Chief Financial Officer to the effect that they have been prepared in accordance with GAAP, except (i) for the absence of footnotes, and (ii) that they are subject to normal year-end adjustments;

(c) as soon as practicable (and in any event within ninety (90) days) after the end of each fiscal year, unqualified audited financial statements as of the end of such year (prepared on a consolidated basis), including balance sheet and related statements of income and cash flows, and setting forth in comparative form the corresponding figures for the preceding fiscal year, certified by a firm of independent certified public accountants selected by Borrower and reasonably acceptable to Agent;

(d) as soon as practicable (and in any event within 30 days) after the end of each month, a Compliance Certificate in the form of Exhibit F;

(e) as soon as practicable (and in any event within 30 days) after the end of each month, a report showing agings of accounts receivable and accounts payable, as of the end of such month;

(f) promptly after the sending or filing thereof, copies of any regular, periodic and special reports or registration statements that Borrower files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or any national securities exchange;

(g) promptly following each meeting of any Borrower’s board of directors, the following shall be made available for inspection by the Agent at Borrower’s premises at reasonable times and upon reasonable notice: copies of all presentation materials and minutes relating to research, clinical development, regulatory activities, and commercial timelines that Borrower provides to its directors in connection with meetings of such board of directors, provided that all in all cases Borrower may exclude any information or materials related to executive compensation, confidential information, any attorney-client privileged information and any information that would raise a conflict of interest with Agent or Lenders, and minutes and other materials prepared exclusively for executive sessions of the independent directors and committees of such board of directors;

(h) financial and business projections promptly following their approval by Borrower’s Board of Directors, and in any event, within 45 days after the end of Borrower’s fiscal year, as well as budgets, operating plans and other financial information reasonably requested by Agent; and

(i) immediate notice if Borrower or any Subsidiary has knowledge that Borrower, or any Subsidiary or any controlled Affiliate of Borrower, is listed on the OFAC Lists or (a) is convicted on, (b) pleads nolo contendere to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering.

Borrower shall not make any change in its (a) accounting policies or reporting practices, except to the extent permitted or required by GAAP, or (b) fiscal years or fiscal quarters. The fiscal year of Borrower shall end on December 31.

The executed Compliance Certificate and all Financial Statements required to be delivered pursuant to clauses (a), (b) and (c) shall be sent via e-mail to Agent at financialstatements@herculestech.com with a copy to mdutra@htgc.com, bjadot@htgc.com, and legal@herculestech.com provided, that if e-mail is not available or sending such Financial Statements via e-mail is not possible, they shall be faxed to Agent at: (650) 473-9194, attention Account Manager: TG Therapeutics, Inc.

Notwithstanding the foregoing, documents required to be delivered under Sections 7.1(a), (b), (c) or (f) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Borrower emails a link thereto to Agent; provided that Borrower shall directly provide Agent all Financial Statements required to be delivered pursuant to Section 7.1(b) and (c) hereunder.

7.2 Management Rights. Borrower shall permit any representative that Agent or Lender authorizes, including its attorneys and accountants, to inspect the Collateral and examine and make copies and abstracts of the books of account and records of Borrower at reasonable times and upon reasonable notice during normal business hours; and any such representative shall have the right to meet with management and officers of Borrower to discuss such books of account and records; provided that (i) only the Agent on behalf of Lender may exercise rights under this Section 7.2 and (ii) other than during the continuance of an Event of Default, the Agent shall not exercise such rights more often than one time during any fiscal year; and provided, further, that when an Event of Default has occurred and is continuing the Agent or any Lender (or any of their designated representatives) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Agent and Lender shall provide the Borrower with the opportunity to participate in any discussion with any independent accountants. In addition, Agent or Lender shall be entitled at reasonable times and intervals to consult with and advise the management and officers of Borrower concerning significant business issues affecting Borrower. Such consultations shall not unreasonably interfere with Borrower’s business operations. The parties intend that the rights granted Agent and Lender shall constitute “management rights” within the meaning of 29 C.F.R. Section 2510.3-101(d)(3)(ii), but that any advice, recommendations or participation by Agent or Lender with respect to any business issues shall not be deemed to give Agent or Lender, nor be deemed an exercise by Agent or Lender of, control over Borrower’s management or policies.

7.3 Further Assurances. Borrower shall from time to time execute, deliver and file, alone or with Agent, any financing statements, security agreements, collateral assignments, notices, control agreements, or other documents to perfect or give the highest priority to Agent’s Lien on the Collateral. Borrower shall from time to time procure any instruments or documents as may be reasonably requested by Agent, and take all further action that may be necessary, or that Agent may reasonably request, to perfect and protect the Liens granted hereby and thereby. In addition, and for such purposes only, Borrower hereby authorizes Agent to execute and deliver on behalf of Borrower and to file such financing statements (including an indication that the financing statement covers “all assets or all personal property” of Borrower in accordance with Section 9-504 of the UCC), collateral assignments, notices, control agreements, security agreements and other documents without the signature of Borrower either in Agent’s name or in the name of Agent as agent and attorney-in-fact for Borrower. Borrower shall protect and defend Borrower’s title to the Collateral and Agent’s Lien thereon against all Persons claiming any interest adverse to Borrower or Agent other than Permitted Liens.

7.4 Indebtedness. Borrower shall not create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness, or prepay any Indebtedness for borrowed money or take any actions which impose on Borrower an obligation to prepay any Indebtedness for borrowed money, except for (a) the conversion of Indebtedness into equity securities and the payment of cash in lieu of fractional shares in connection with such conversion, (b) purchase money Indebtedness pursuant to its then applicable payment schedule, (c) prepayment by any Subsidiary of (i) intercompany Indebtedness owed by such Subsidiary to any Borrower, or (ii) if such Subsidiary is not a Borrower, intercompany Indebtedness owed by such Subsidiary to another Subsidiary that is not a Borrower, (d) payment of regularly scheduled interest and principal payments (and fees, indemnities and expenses payable) as, and when due in respect of any such Indebtedness to the extent permitted by any subordination or intercreditor provisions in respect thereof, (e) any extension, refinancing or renewal constitutes Permitted Indebtedness or (f) as otherwise permitted hereunder or approved in writing by Agent.

7.5 Collateral. Borrower shall at all times keep the Collateral, the Intellectual Property and all other property and assets used in Borrower’s business or in which Borrower now or hereafter holds any interest free and clear from any legal process reasonably likely to result in liability in excess of Two Hundred Fifty Thousand Dollars ($250,000) or Liens that materially affect the operation of such Borrower’s business as currently conducted and proposed to be conducted by such Borrower (except for Permitted Liens and except as to legal process, to the extent contested in good faith), and shall give Agent prompt written notice of any legal process affecting the Collateral or the Intellectual Property or any Liens thereon, provided however, that the Collateral may be subject to Permitted Liens, except that there shall be no Liens whatsoever on Intellectual Property, other than any Liens referred to in clauses (vii), (xv) and (xviii) of the definition of Permitted Liens. Borrower shall not agree with any Person other than Agent or Lender not to encumber its property except in accordance with the provisions of this Section 7.5. Borrower shall not enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Borrower to create, incur, assume or suffer to exist any Lien upon any of its Collateral or Intellectual Property, whether now owned or hereafter acquired, to secure its obligations under the Loan Documents to which it is a party other than (a) this Agreement and the other Loan Documents, (b) any agreements governing any purchase money Liens or capital lease obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (c) customary restrictions on the assignment of leases, licenses and other agreements, and (d) restrictions and conditions imposed by (A) law or (B) any agreements evidencing Indebtedness permitted by this Agreement. Borrower shall cause its Subsidiaries (other than a Borrower) to protect and defend such Subsidiary’s title to its assets from and against all Persons claiming any interest adverse to such Subsidiary, and Borrower shall cause its Subsidiaries at all times to keep such Subsidiary’s property and assets free and clear from any legal process reasonably likely to result in liability in excess of Two Hundred Fifty Thousand Dollars ($250,000) or Liens whatsoever (except for Permitted Liens and except as to legal process, to the extent contested in good faith, provided however, that there shall be no Liens whatsoever on Intellectual Property, other than any Liens referred to in clauses (vii), (xv) and (xviii) of the definition of Permitted Liens), and shall give Agent prompt written notice of any legal process affecting such Subsidiary’s assets.

7.6 Investments. Borrower shall not directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.

7.7 Distributions. Borrower shall not, and shall not allow any Subsidiary to, (a) repurchase or redeem any class of its stock or other Equity Interest other than (i) pursuant to employee, director or consultant repurchase plans or other similar agreements, provided, however, in each case the repurchase or redemption price does not exceed the original consideration paid for such stock or Equity Interest, (ii) repurchases of stock or Equity Interests from existing or former employees, directors, or consultants of Borrower or any Subsidiary (or their estates, descendants, family, spouses or former spouses) under the terms of applicable repurchase agreements in an aggregate amount not to exceed $250,000 in any fiscal year, provided that no Event of Default has occurred, is continuing or could exist after giving effect to the repurchases, (iii) repurchases of Equity Interests deemed to occur upon the cashless exercise of stock options when such Equity Interests represents a portion of the exercise price thereof, and (iv) to the extent constituting a repurchase, to the extent contemplated by Section 7.7(b)(ii) or (iii) below, or (b) declare or pay any cash dividend or make a cash distribution on any class of its stock or other Equity Interest, except (i) that a Subsidiary may pay dividends or make distributions to Borrower, (ii) to pay cash in lieu of fractional Equity Interests in connection with any dividend, split or combination thereof or (iii) to honor any conversion request by a holder of convertible Indebtedness permitted pursuant to clause (ii) or (x) of the definition of Permitted Indebtedness (to the extent such conversion request is paid solely in shares of Equity Interests of Parent not subject to redemption or repurchase) and make cash payments in lieu of fractional shares in connection with any such conversion and may make payments on convertible Indebtedness in accordance with its terms, or (c) lend money to any employees, officers or directors or guarantee the payment of any such loans granted by a third party in excess of $100,000 at any time outstanding or (d) waive, release or forgive any Indebtedness owed by any employees, officers or directors in excess of $100,000 in the aggregate.

7.8 Transfers. Except for Permitted Transfers, Borrower shall not, and shall not allow any Subsidiary to, voluntarily or involuntarily transfer, sell, lease, license, lend or in any other manner convey any equitable, beneficial or legal interest in any material portion of its assets.

7.9 Mergers or Acquisitions. Borrower shall not merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization (other than mergers or consolidations of (a) a Subsidiary which is not a Borrower into another Subsidiary or into Borrower or (b) a Borrower into another Borrower), or acquire, or permit any of its Subsidiaries to acquire, in each case including for the avoidance of doubt through a merger, purchase, in-licensing arrangement or any similar transaction, all or substantially all of the capital stock or any property of another Person, except for (i) Permitted Acquisitions, and (ii) in-licensing transactions permitted pursuant to clause (xviii) of the definition of Permitted Investments.

7.10 Taxes. Borrower and its Subsidiaries shall pay prior to becoming delinquent all material Taxes, now or hereafter imposed or assessed against Borrower or the Collateral or upon Borrower’s ownership, possession, use, operation or disposition thereof or upon Borrower’s rents, receipts or earnings arising therefrom. Borrower shall file on or before the due date therefor all personal property Tax returns in respect of the Collateral. Notwithstanding the foregoing, Borrower may contest, in good faith and by appropriate proceedings, Taxes for which Borrower maintains adequate reserves therefor in accordance with GAAP.

7.11 Corporate Changes. Neither Borrower nor any Subsidiary shall change its corporate name, legal form or jurisdiction of formation without ten (10) days’ prior written notice to Agent. Neither Borrower nor any Subsidiary shall suffer a Change in Control. Neither Borrower nor any Domestic Subsidiary shall relocate its chief executive office or its principal place of business unless: (i) it has provided prior written notice to Agent; and (ii) such relocation shall be within the continental United States of America. Neither Borrower nor any Subsidiary shall relocate any item of Collateral (other than (w) Collateral in transit in the ordinary course of business, (x) sales of Inventory in the ordinary course of business, (y) relocations of Equipment having an aggregate value of up to $150,000 in any fiscal year, and (z) relocations of Collateral from a location described on Exhibit C to another location described on Exhibit C) unless (i) it has provided prompt written notice to Agent, (ii) such relocation is within the continental United States of America, and (iii) if such relocation is to a third party bailee, it has delivered a bailee agreement in form and substance reasonably acceptable to Agent.

7.12 Deposit Accounts. Neither Borrower nor any Subsidiary shall maintain any Deposit Accounts, or accounts holding Investment Property, except with respect to which Agent has an Account Control Agreement and except for any Excluded Accounts.

7.13 Borrower shall notify Agent of each Subsidiary formed subsequent to the Closing Date and, within 15 days of formation, shall cause any such Subsidiary to execute and deliver to Agent a Joinder Agreement and any other documents and filings requested by Agent pursuant to Section 7.3.

7.14 Non-Borrower Subsidiaries. Borrower shall not permit Subsidiaries that are not Borrowers (including, for the avoidance of doubt, TG Australia and Ariston) to: (a) have assets and liabilities in excess of Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate at any time, or (b) own any Intellectual Property; provided that notwithstanding the foregoing, (A) TG Australia shall be permitted to have liabilities in the form of accounts payable in connection with clinical trial expenses incurred in the ordinary course of business and intercompany Indebtedness permitted pursuant to clause (ix) of the definition of Permitted Indebtedness, and (B) Ariston shall be permitted to have liabilities in the form of convertible Indebtedness and intercompany Indebtedness pursuant to clause (ix) of the definition of Permitted Indebtedness, and assets as contemplated by clause (v) of the definition of Excluded Accounts.

7.15 Notification of Event of Default. Borrower shall notify Agent promptly but in any case within three (3) Business Days of the occurrence of any Event of Default.

7.16 SBIC. Agent and Lender have received a license from the U.S. Small Business Administration (“SBA”) to extend loans as a small business investment company (“SBIC”) pursuant to the Small Business Investment Act of 1958, as amended, and the associated regulations (collectively, the “SBIC Act”). Portions of the loan to Borrower will be made under the SBA license and the SBIC Act. Addendum 1 to this Agreement outlines various responsibilities of Agent, Lender and Borrower associated with an SBA loan, and such Addendum 1 is hereby incorporated in this Agreement.

7.17 Use of Proceeds. Borrower agrees that the proceeds of the Loans shall be used solely to pay related fees and expenses in connection with this Agreement and for working capital and general corporate purposes. The proceeds of the Loan will not be used in violation of Anti-Corruption Laws or applicable Sanctions.

7.18 Equity Event. On or before March 7, 2019, Borrower shall provide evidence that Parent has raised at least an amount equal to the sum of (i) Fifteen Million Dollars ($15,000,000.00) in unrestricted (including, not subject to any redemption, clawback, escrow or similar encumbrance or restriction other than in the case the Permitted Convertible Debt Financing) net cash proceeds from one or more bona fide equity financings, Subordinated Indebtedness (which, for the avoidance of doubt, may include the net proceeds received from any Permitted Convertible Debt Financing (other than any amounts used to purchase equity derivatives in connection with such Permitted Convertible Debt Financing)), and/or upfront proceeds from business development transactions permitted under this Agreement, in each case after February 7, 2019, and prior to March 7, 2019, subject to reasonable verification by Agent based upon reasonable supporting documentation.

7.19 Notwithstanding anything herein to the contrary, no assets or liabilities of the Borrower or its Subsidiaries (other than Ariston) shall be transferred to Ariston.

7.20 Compliance with Laws. Borrower (i) shall maintain, and shall cause its Subsidiaries to maintain, compliance in all material respect with all applicable laws, rules or regulations (including any such law, rule or regulation with respect to the making or brokering of loans or financial accommodations), and (ii) shall, or cause its Subsidiaries to, obtain and maintain all required governmental authorizations, approvals, licenses, franchises, permits or registrations reasonably necessary in connection with the conduct of Borrower’s business.

Neither Borrower nor any of its Subsidiaries shall, nor shall Borrower or any of its Subsidiaries permit any controlled Affiliate to, directly or indirectly, knowingly enter into any documents, instruments, agreements or contracts with any Person listed on the OFAC Lists. Neither Borrower nor any of its Subsidiaries shall, nor shall Borrower or any of its Subsidiaries, permit any controlled Affiliate to, directly or indirectly (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 or any similar executive order or other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law.

Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and Borrower, its Subsidiaries and their respective officers and employees and to the knowledge of Borrower its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.

None of Borrower, any of its Subsidiaries or any of their respective directors, officers or employees, or to the knowledge of Borrower, any agent for Borrower or its Subsidiaries that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Loan, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.

7.21 Financial Covenant (Minimum Cash). In the event Borrower fails to achieve Performance Milestone I on or before July 31, 2019, beginning on August 1, 2019, Borrower shall, at all times prior to Borrower’s achievement of both Performance Milestone II and Performance Milestone IV, maintain Unrestricted Cash in an amount greater than or equal to Ten Million Dollars ($10,000,000) plus the amount of Borrower’s accounts payable under GAAP not paid after the 90th day following the due date for such accounts payable, and not contested, challenged or discussed in good faith. Borrower shall provide Agent evidence of compliance with this Section 7.21 in each Compliance Certificate and upon request in form and substance reasonably acceptable to Agent, along with supporting documentation reasonably requested by Agent.

7.22 Post-Closing Obligations. Notwithstanding any provision herein or in any other Loan Document to the contrary, to the extent not actually delivered on or prior to the Closing Date, Borrower shall:

(a) within 30 days of the Closing Date, deliver to Agent all insurance endorsements required hereunder which shall be in form and substance reasonably satisfactory to Agent in its reasonable discretion;

(b) within 3 Business Days of the Closing Date (or such later date as Agent may agree to in its sole discretion), fully-executed copies of Account Control Agreements with respect to Borrower’s accounts maintained at Wells Fargo Clearing Services, LLC and Pershing Advisor Solutions LLC, in form and substance reasonably satisfactory to Agent;

(c) within 30 days of the Closing Date (or such later date as Agent may agree to in its sole discretion), a fully-executed landlord waiver, in form and substance reasonably satisfactory to Agent, for Borrower’s location at: 2 Gansevoort Street, 9th Floor, New York, NY 10014; and

(d) within 5 Business Days of the Closing Date (or such later date as Agent may agree to in its sole discretion), a fully-executed Intercompany Subordination Agreement, in form and substance reasonably satisfactory to Agent.

7.23 Transactions with Affiliates. Borrower shall not and shall not permit any Subsidiary to, directly or indirectly, enter into or permit to exist any transaction of any kind with any Affiliate of Borrower or such Subsidiary on terms that are materially less favorable to Borrower or such Subsidiary, as the case may be, than those that might be obtained in an arm’s length transaction from a Person who is not an Affiliate of Borrower or such Subsidiary, except: (i) transactions between or among Borrowers (or any entity that becomes a Borrower as a result of such transaction) not involving any other Affiliate; (ii) loans or advances to employees, officers and directors otherwise constituting a Permitted Investment and (iii) transactions set forth on Schedule 7.23, as those agreements and instruments may be amended, modified, supplemented, extended, renewed or refinanced from time to time in accordance with the other terms of this covenant or to the extent not more disadvantageous to the Agent and Lender in any material respect.

SECTION 8. RIGHT TO INVEST

8.1  Lender or its assignee or nominee shall have the right, in its discretion, to participate in any Subsequent Financing in an amount of up to $2,000,000 on the same terms, conditions and pricing afforded to others participating in any such Subsequent Financing. This Section 8.1, and all rights and obligations hereunder, shall terminate upon the later of (a) the repayment in full of all Secured Obligations (other than any inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) and (b) termination or exercise in full of the Warrant.

SECTION 9. EVENTS OF DEFAULT

The occurrence of any one or more of the following events shall be an Event of Default:

9.1 Payments. Borrower fails to pay any amount due under this Agreement or any of the other Loan Documents on the due date; provided, however, that an Event of Default shall not occur on account of a failure to pay due solely to an administrative or operational error of Agent or Lender or Borrower’s bank if Borrower had the funds to make the payment when due and makes the payment within three (3) Business Days following Borrower’s knowledge of such failure to pay; or

9.2 Covenants. Borrower breaches or defaults in the performance of any covenant or Secured Obligation under this Agreement, or any of the other Loan Documents, and (a) with respect to a default under any covenant under this Agreement (other than under Sections 6, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.14, 7.15, 7.16, 7.17, 7.18, 7.19, 7.20, 7.21 and 7.22), and any other Loan Document, such default continues for more than ten (10) Business Days after the earlier of the date on which (i) Agent or Lender has given notice of such default to Borrower and (ii) Borrower has actual knowledge of such default or (b) with respect to a default under any of Sections 6, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.14, 7.15, 7.16, 7.17, 7.18, 7.19, 7.20, 7.21 and 7.22 the occurrence of such default; or

9.3 Material Adverse Effect. A circumstance has occurred that could reasonably be expected to have a Material Adverse Effect; or

9.4 Representations. Any representation or warranty made by Borrower in any Loan Document shall have been false or misleading in any material respect when made or when deemed made; or

9.5 Insolvency. Borrower (A) (i) shall make an assignment for the benefit of creditors; or (ii) shall be generally unable to pay its debts as they become due, or shall become insolvent; or (iii) shall file a voluntary petition in bankruptcy; or (iv) shall file any petition, answer, or document seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation pertinent to such circumstances; or (v) shall seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of Borrower or of all or any substantial part (i.e., 33-1/3% or more) of the assets or property of Borrower; or (vi) shall cease operations of its business as its business has normally been conducted, or terminate substantially all of its employees; or (vii) Borrower or its directors or majority shareholders shall take any action initiating any of the foregoing actions described in clauses (i) through (vi); or (B) either (i) forty-five (45) days shall have expired after the commencement of an involuntary action against Borrower seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, without such action being dismissed or all orders or proceedings thereunder affecting the operations or the business of Borrower being stayed; or (ii) a stay of any such order or proceedings shall thereafter be set aside and the action setting it aside shall not be timely appealed; or (iii) Borrower shall file any answer admitting or not contesting the material allegations of a petition filed against Borrower in any such proceedings; or (iv) the court in which such proceedings are pending shall enter a decree or order granting the relief sought in any such proceedings; or (v) forty-five (45) days shall have expired after the appointment, without the consent or acquiescence of Borrower, of any trustee, receiver or liquidator of Borrower or of all or any substantial part of the properties of Borrower without such appointment being vacated; or

9.6 Attachments; Judgments. Any portion of Borrower’s assets is attached or seized, or a levy is filed against any such assets, or a final judgment or judgments is/are entered for the payment of money (not covered by independent third party insurance as to which liability has not been rejected by such insurance carrier), individually or in the aggregate, of at least $750,000, or Borrower is enjoined or in any way prevented by court order from conducting any part of its business for a period of more than 30 consecutive days; or

9.7 Other Indebtedness. The occurrence of any default under any agreement of Borrower evidencing any Indebtedness in excess of $750,000 and such default shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, if the effect of such default is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness or otherwise to cause, or to permit the holder thereof to cause, such Indebtedness to mature, in each case whether or not exercised.

SECTION 10.  REMEDIES

10.1  General. Upon and during the continuance of any one or more Events of Default, (i) Agent may, and at the direction of the Required Lenders shall, accelerate and demand payment of all or any part of the Secured Obligations together with a Prepayment Charge (if any) and declare them to be immediately due and payable (provided, that upon the occurrence of an Event of Default of the type described in Section 9.5, all of the Secured Obligations (including, without limitation, the Prepayment Charge (if any) and the End of Term Charge) shall automatically be accelerated and made due and payable, in each case without any further notice or act), (ii) Agent may, at its option, sign and file in Borrower’s name any and all collateral assignments, notices, control agreements, security agreements and other documents it deems necessary or appropriate to perfect or protect the repayment of the Secured Obligations, and in furtherance thereof, Borrower hereby grants Agent an irrevocable power of attorney coupled with an interest, and (iii) Agent may notify any of Borrower’s account debtors to make payment directly to Agent, compromise the amount of any such account on Borrower’s behalf and endorse Agent’s name without recourse on any such payment for deposit directly to Agent’s account. Agent may, and at the direction of the Required Lenders shall, exercise all rights and remedies with respect to the Collateral under the Loan Documents or otherwise available to it under the UCC and other applicable law, including the right to release, hold, sell, lease, liquidate, collect, realize upon, or otherwise dispose of all or any part of the Collateral and the right to occupy, utilize, process and commingle the Collateral. All Agent’s rights and remedies shall be cumulative and not exclusive.

10.2 Collection; Foreclosure. Upon the occurrence and during the continuance of any Event of Default, Agent may, and at the direction of the Required Lenders shall, at any time or from time to time, apply, collect, liquidate, sell in one or more sales, lease or otherwise dispose of, any or all of the Collateral, in its then condition or following any commercially reasonable preparation or processing, in such order as Agent may elect. Any such sale may be made either at public or private sale at its place of business or elsewhere. Borrower agrees that any such public or private sale may occur upon ten (10) calendar days’ prior written notice to Borrower. Agent may require Borrower to assemble the Collateral and make it available to Agent at a place designated by Agent that is reasonably convenient to Agent and Borrower. The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be applied by Agent in the following order of priorities:

First, to Agent and Lender in an amount sufficient to pay in full Agent’s and Lender’s reasonable costs and professionals’ and advisors’ fees and expenses as described in Section 11.11;

Second, to Lender in an amount equal to the then unpaid amount of the Secured Obligations (including principal, interest, and the Default Rate interest), in such order and priority as Agent may choose in its sole discretion; and

Finally, after the full and final payment in Cash of all of the Secured Obligations (other than inchoate obligations), to any creditor holding a junior Lien on the Collateral, or to Borrower or its representatives or as a court of competent jurisdiction may direct.

Agent shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it complies with the obligations of a secured party under the UCC.

10.3 No Waiver. Agent shall be under no obligation to marshal any of the Collateral for the benefit of Borrower or any other Person, and Borrower expressly waives all rights, if any, to require Agent to marshal any Collateral.

10.4 Cumulative Remedies. The rights, powers and remedies of Agent hereunder shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative. The exercise of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of or election of remedies with respect to any other rights, powers and remedies of Agent.

SECTION 11. MISCELLANEOUS

11.1     Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent and duration of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

11.2 Notice. Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication (including the delivery of Financial Statements) that is required, contemplated, or permitted under the Loan Documents or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given, delivered, and received upon the earlier of: (i) the day of transmission by electronic mail or hand delivery or delivery by an overnight express service or overnight mail delivery service; or (ii) the third (3rd) calendar day after deposit in the United States of America mails, with proper first class postage prepaid, in each case addressed to the party to be notified as follows:

(a) If to Agent:
HERCULES CAPITAL, INC.
Legal Department
Attention: Chief Legal Officer and Michael Dutra and Bryan Jadot
400 Hamilton Avenue, Suite 310
Palo Alto, CA 94301
email: legal@herculestech.com; mdutra@htgc.com; bjadot@htgc.com
Telephone: 650-289-3060

(b) If to Lender:
HERCULES CAPITAL, INC., HERCULES TECHNOLOGY III, L.P
Legal Department
Attention: Chief Legal Officer and Michael Dutra and Bryan Jadot
400 Hamilton Avenue, Suite 310
Palo Alto, CA 94301
email: legal@herculestech.com; mdutra@htgc.com; bjadot@htgc.com
Telephone: 650-289-3060

(c) If to Borrower:
TG THERAPEUTICS, INC.
Attention: Sean Power, Chief Financial Officer
2 Gansevoort St., 9th Floor
New York, NY 10014
email: sp@tgtxinc.com
Telephone: 212-554-4484

with a copy (which shall not constitute notice) to:
ALSTON & BIRD LLP
Attention: Paul W. Hespel
 90 Park Avenue
 New York, NY 10016
 email: paul.hespel@alston.com
 Telephone: 212-210-9492

or to such other address as each party may designate for itself by like notice.

11.3 Entire Agreement; Amendments.

(a) This Agreement and the other Loan Documents constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof, and supersede and replace in their entirety any prior proposals, term sheets, non-disclosure or confidentiality agreements, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof or thereof (including, without limitation, Agent’s revised proposal letter dated February 7, 2019 and the Non-Disclosure Agreement).

(b) Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, restated, amended and restated, supplemented or modified except in accordance with the provisions of this Section 11.3(b). The Required Lenders and Borrower party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Agent and the Borrower party to the relevant Loan Document may, from time to time, (i) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (ii) waive, on such terms and conditions as the Required Lenders or the Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (A) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, in each case without the written consent of each Lender directly affected thereby; (B) eliminate or reduce the voting rights of any Lender under this Section 11.3(b) without the written consent of such Lender; (C) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release a Borrower from its obligations under the Loan Documents, in each case without the written consent of all Lenders; or (D) amend, modify or waive any provision of Section 11.17 without the written consent of the Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each Lender and shall be binding upon Borrower, the Lender, the Agent and all future holders of the Loans.

11.4 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

11.5 No Waiver. The powers conferred upon Agent and Lender by this Agreement are solely to protect its rights hereunder and under the other Loan Documents and its interest in the Collateral and shall not impose any duty upon Agent or Lender to exercise any such powers. No omission or delay by Agent or Lender at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by Borrower at any time designated, shall be a waiver of any such right or remedy to which Agent or Lender is entitled, nor shall it in any way affect the right of Agent or Lender to enforce such provisions thereafter.

11.6 Survival. All agreements, representations and warranties contained in this Agreement and the other Loan Documents or in any document delivered pursuant hereto or thereto shall be for the benefit of Agent and Lender and shall survive the execution and delivery of this Agreement. Sections 6.3 and 8.1 shall survive the termination of this Agreement (except as otherwise specified in Section 8.1).

11.7 Successors and Assigns. The provisions of this Agreement and the other Loan Documents shall inure to the benefit of and be binding on Borrower and its permitted assigns (if any). Borrower shall not assign its obligations under this Agreement or any of the other Loan Documents without Agent’s express prior written consent, and any such attempted assignment shall be void and of no effect. Agent and Lender may assign, transfer, or endorse its rights hereunder and under the other Loan Documents without prior notice to Borrower, and all of such rights shall inure to the benefit of Agent’s and Lender’s successors and assigns; provided that as long as no Event of Default has occurred and is continuing, neither Agent nor any Lender may assign, transfer or endorse its rights hereunder or under the Loan Documents to any party that is a Disqualified Lender, it being acknowledged that in all cases, any transfer to an Affiliate of any Lender or Agent shall be allowed. Notwithstanding the foregoing, (x) in connection with any assignment by a Lender as a result of a forced divestiture at the request of any regulatory agency, the restrictions set forth herein shall not apply and Agent and Lender may assign, transfer or indorse its rights hereunder and under the other Loan Documents to any Person or party and (y) in connection with a Lender’s own financing or securitization transactions, the restrictions set forth herein shall not apply and Agent and Lender may assign, transfer or indorse its rights hereunder and under the other Loan Documents to any Person or party providing such financing or formed to undertake such securitization transaction and any transferee of such Person or party upon the occurrence of a default, event of default or similar occurrence with respect to such financing or securitization transaction; provided that no such sale, transfer, pledge or assignment under this clause (y) shall release such Lender from any of its obligations hereunder or substitute any such Person or party for such Lender as a party hereto until Agent shall have received and accepted an effective assignment agreement from such Person or party in form satisfactory to Agent executed, delivered and fully completed by the applicable parties thereto, and shall have received such other information regarding such assignee as Agent reasonably shall require.

11.8 Governing Law. This Agreement and the other Loan Documents have been negotiated and delivered to Agent and Lender in the State of California, and shall have been accepted by Agent and Lender in the State of California. Payment to Agent and Lender by Borrower of the Secured Obligations is due in the State of California. This Agreement and the other Loan Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

11.9 Consent to Jurisdiction and Venue. All judicial proceedings (to the extent that the reference requirement of Section 11.10 is not applicable) arising in or under or related to this Agreement or any of the other Loan Documents may be brought in any state or federal court located in the State of California. By execution and delivery of this Agreement, each party hereto generally and unconditionally: (a) consents to nonexclusive personal jurisdiction in Santa Clara County, State of California; (b) waives any objection as to jurisdiction or venue in Santa Clara County, State of California; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement or the other Loan Documents. Service of process on any party hereto in any action arising out of or relating to this Agreement shall be effective if given in accordance with the requirements for notice set forth in Section 11.2, and shall be deemed effective and received as set forth in Section 11.2. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

11.10 Mutual Waiver of Jury Trial / Judicial Reference.

(a) Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert Person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. EACH OF BORROWER, AGENT AND LENDER SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY BORROWER AGAINST AGENT, LENDER OR THEIR RESPECTIVE ASSIGNEE OR BY AGENT, LENDER OR THEIR RESPECTIVE ASSIGNEE AGAINST BORROWER. This waiver extends to all such Claims, including Claims that involve Persons other than Agent, Borrower and Lender; Claims that arise out of or are in any way connected to the relationship among Borrower, Agent and Lender; and any Claims for damages, breach of contract, tort, specific performance, or any equitable or legal relief of any kind, arising out of this Agreement, any other Loan Document.

(b) If the waiver of jury trial set forth in Section 11.10(a) is ineffective or unenforceable, the parties agree that all Claims shall be resolved by reference to a private judge sitting without a jury, pursuant to Code of Civil Procedure Section 638, before a mutually acceptable referee or, if the parties cannot agree, a referee selected by the Presiding Judge of the Santa Clara County, California. Such proceeding shall be conducted in Santa Clara County, California, with California rules of evidence and discovery applicable to such proceeding.

(c) In the event Claims are to be resolved by judicial reference, either party may seek from a court identified in Section 11.9, any prejudgment order, writ or other relief and have such prejudgment order, writ or other relief enforced to the fullest extent permitted by law notwithstanding that all Claims are otherwise subject to resolution by judicial reference.

11.11 Professional Fees. Borrower promises to pay Agent’s and Lender’s fees and expenses necessary to finalize the loan documentation, including but not limited to reasonable and invoiced attorneys’ fees, UCC searches, filing costs, and other miscellaneous expenses. In addition, Borrower promises to pay any and all reasonable and invoiced attorneys’ and other professionals’ fees and expenses incurred by Agent and Lender after the Closing Date in connection with or related to: (a) the Loan; (b) the administration, collection, or enforcement of the Loan; (c) the amendment or modification of the Loan Documents; (d) any waiver, consent, release, or termination under the Loan Documents; (e) the protection, preservation, audit, field exam, sale, lease, liquidation, or disposition of Collateral or the exercise of remedies with respect to the Collateral; (f) any legal, litigation, administrative, arbitration, or out of court proceeding in connection with or related to Borrower or the Collateral, and any appeal or review thereof; and (g) any bankruptcy, restructuring, reorganization, assignment for the benefit of creditors, workout, foreclosure, or other action related to Borrower, the Collateral, the Loan Documents, including representing Agent or Lender in any adversary proceeding or contested matter commenced or continued by or on behalf of Borrower’s estate, and any appeal or review thereof.

11.12 Confidentiality. Agent and Lender acknowledge that certain items of Collateral and information provided to Agent and Lender by Borrower are confidential and proprietary information of Borrower, if and to the extent such information either (x) is marked as confidential by Borrower at the time of disclosure, or (y) should reasonably be understood to be confidential (the “Confidential Information”). Accordingly, Agent and Lender agree that any Confidential Information it may obtain in the course of acquiring, administering, or perfecting Agent’s security interest in the Collateral shall not be disclosed to any other Person or entity in any manner whatsoever, in whole or in part, without the prior written consent of Borrower, except that Agent and Lender may disclose any such information: (a) to its own directors, officers, employees, accountants, counsel and other professional advisors and to its Affiliates if Agent or Lender in their sole discretion determines that any such party should have access to such information in connection with such party’s responsibilities in connection with the Loan or this Agreement and, provided that such recipient of such Confidential Information either (i) agrees to be bound by the confidentiality provisions of this paragraph or (ii) is otherwise subject to confidentiality restrictions that reasonably protect against the disclosure of Confidential Information; (b) if such information is generally available to the public; (c) if required or appropriate in any report, statement or testimony submitted to any governmental authority having or claiming to have jurisdiction over Agent or Lender; (d) if required or appropriate in response to any summons or subpoena or in connection with any litigation, to the extent permitted or deemed advisable by Agent’s or Lender’s counsel; (e) to comply with any legal requirement or law applicable to Agent or Lender; (f) to the extent reasonably necessary in connection with the exercise of any right or remedy under any Loan Document, including Agent’s sale, lease, or other disposition of Collateral after default; (g) to any participant or assignee of Agent or Lender or any prospective participant or assignee; provided, that such participant or assignee or prospective participant or assignee agrees in writing to be bound by this Section prior to disclosure; or (h) otherwise with the prior consent of Borrower; provided, that any disclosure made in violation of this Agreement shall not affect the obligations of Borrower or any of its Affiliates or any guarantor under this Agreement or the other Loan Documents. Agent’s and Lender’s obligations under this Section 11.12 shall supersede all of their respective obligations under the Non-Disclosure Agreement.

11.13  Assignment of Rights. Borrower acknowledges and understands that Agent or Lender may, subject to Section 11.7, sell and assign all or part of its interest hereunder and under the Loan Documents to any Person or entity (an “Assignee”). After such assignment the term “Agent” or “Lender” as used in the Loan Documents shall mean and include such Assignee, and such Assignee shall be vested with all rights, powers and remedies of Agent and Lender hereunder with respect to the interest so assigned; but with respect to any such interest not so transferred, Agent and Lender shall retain all rights, powers and remedies hereby given. No such assignment by Agent or Lender shall relieve Borrower of any of its obligations hereunder. Lender agrees that in the event of any transfer by it of the Note(s)(if any), it will endorse thereon a notation as to the portion of the principal of the Note(s), which shall have been paid at the time of such transfer and as to the date to which interest shall have been last paid thereon.

11.14 Revival of Secured Obligations. This Agreement and the Loan Documents shall remain in full force and effect and continue to be effective if any petition is filed by or against Borrower for liquidation or reorganization, if Borrower becomes insolvent or makes an assignment for the benefit of creditors, if a receiver or trustee is appointed for all or any significant part of Borrower’s assets, or if any payment or transfer of Collateral is recovered from Agent or Lender. The Loan Documents and the Secured Obligations and Collateral security shall continue to be effective, or shall be revived or reinstated, as the case may be, if at any time payment and performance of the Secured Obligations or any transfer of Collateral to Agent, or any part thereof is rescinded, avoided or avoidable, reduced in amount, or must otherwise be restored or returned by, or is recovered from, Agent, Lender or by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment, performance, or transfer of Collateral had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, avoided, avoidable, restored, returned, or recovered, the Loan Documents and the Secured Obligations shall be deemed, without any further action or documentation, to have been revived and reinstated except to the extent of the full, final, and indefeasible payment to Agent or Lender in Cash.

11.15 Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

11.16 No Third Party Beneficiaries. No provisions of the Loan Documents are intended, nor will be interpreted, to provide or create any third-party beneficiary rights or any other rights of any kind in any Person other than Agent, Lender and Borrower unless specifically provided otherwise herein, and, except as otherwise so provided, all provisions of the Loan Documents will be personal and solely among Agent, the Lender and the Borrower.

11.17 Agency.

(a) Lender hereby irrevocably appoints Hercules Capital, Inc. to act on its behalf as the Agent hereunder and under the other Loan Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

(b) Lender agrees to indemnify the Agent in its capacity as such (to the extent not reimbursed by Borrower and without limiting the obligation of Borrower to do so), according to its respective Term Commitment percentages (based upon the total outstanding Term Loan Commitments) in effect on the date on which indemnification is sought under this Section 11.17, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

(c) Agent in Its Individual Capacity. The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent and the term “Lender” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each such Person serving as Agent hereunder in its individual capacity.

(d) Exculpatory Provisions. The Agent shall have no duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Agent shall not:

(i) be subject to any fiduciary or other implied duties, regardless of whether any default or any Event of Default has occurred and is continuing;

(ii) have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agent is required to exercise as directed in writing by the Lender, provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or applicable law; and

(iii) except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and the Agent shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by any Person serving as the Agent or any of its Affiliates in any capacity.

(e) The Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Lender or as the Agent shall believe in good faith shall be necessary, under the circumstances or (ii) in the absence of its own gross negligence or willful misconduct.

(f) The Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.

(g) Reliance by Agent. Agent may rely, and shall be fully protected in acting, or refraining to act, upon, any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document that it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies and telexes, to have been sent by the proper party or parties. In the absence of its gross negligence or willful misconduct, Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to Agent and conforming to the requirements of the Loan Agreement or any of the other Loan Documents. Agent may consult with counsel, and any opinion or legal advice of such counsel shall be full and complete authorization and protection in respect of any action taken, not taken or suffered by Agent hereunder or under any Loan Documents in accordance therewith. Agent shall have the right at any time to seek instructions concerning the administration of the Collateral from any court of competent jurisdiction. Agent shall not be under any obligation to exercise any of the rights or powers granted to Agent by this Agreement, the Loan Agreement and the other Loan Documents at the request or direction of Lenders unless Agent shall have been provided by Lender with adequate security and indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction.

11.18 Publicity. None of the parties hereto nor any of its respective member businesses and Affiliates shall, without the other parties’ prior written consent (which shall not be unreasonably withheld or delayed), publicize or use (a) the other party’s name (including a brief description of the relationship among the parties hereto), logo or hyperlink to such other parties’ web site, separately or together, in written and oral presentations, advertising, promotional and marketing materials, client lists, public relations materials or on its web site (together, the “Publicity Materials”); (b) the names of officers of such other parties in the Publicity Materials; and (c) such other parties’ name, trademarks, servicemarks in any news or press release concerning such party; provided however, notwithstanding anything to the contrary herein, no such consent shall be required (i) to the extent necessary to comply with the requests of any regulators, legal requirements or laws applicable to such party, pursuant to any listing agreement with any national securities exchange (so long as such party provides prior notice to the other party hereto to the extent reasonably practicable) and (ii) to comply with Section 11.12.

11.19 Multiple Borrowers.

(a) Borrower’s Agent. Each of the Borrowers hereby irrevocably appoints Parent as its agent, attorney-in-fact and legal representative for all purposes, including requesting disbursement of the Term Loan and receiving account statements and other notices and communications to Borrowers (or any of them) from the Agent or any Lender. The Agent may rely, and shall be fully protected in relying, on any request for the Term Loan, disbursement instruction, report, information or any other notice or communication made or given by Parent, whether in its own name or on behalf of one or more of the other Borrowers, and the Agent shall not have any obligation to make any inquiry or request any confirmation from or on behalf of any other Borrower as to the binding effect on it of any such request, instruction, report, information, other notice or communication, nor shall the joint and several character of the Borrowers’ obligations hereunder be affected thereby.

(b) Waivers. Each Borrower hereby waives: (i) any right to require the Agent to institute suit against, or to exhaust its rights and remedies against, any other Borrower or any other person, or to proceed against any property of any kind which secures all or any part of the Secured Obligations, or to exercise any right of offset or other right with respect to any reserves, credits or deposit accounts held by or maintained with the Agent or any Indebtedness of the Agent or any Lender to any other Borrower, or to exercise any other right or power, or pursue any other remedy the Agent or any Lender may have; (ii) any defense arising by reason of any disability or other defense of any other Borrower or any guarantor or any endorser, co-maker or other person, or by reason of the cessation from any cause whatsoever of any liability of any other Borrower or any guarantor or any endorser, co-maker or other person, with respect to all or any part of the Secured Obligations, or by reason of any act or omission of the Agent or others which directly or indirectly results in the discharge or release of any other Borrower or any guarantor or any other person or any Secured Obligations or any security therefor, whether by operation of law or otherwise; (iii) any defense arising by reason of any failure of the Agent to obtain, perfect, maintain or keep in force any Lien on, any property of any Borrower or any other person; (iv) any defense based upon or arising out of any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any other Borrower or any guarantor or any endorser, co-maker or other person, including without limitation any discharge of, or bar against collecting, any of the Secured Obligations (including without limitation any interest thereon), in or as a result of any such proceeding. Until all of the Secured Obligations have been paid, performed, and discharged in full, nothing shall discharge or satisfy the liability of any Borrower hereunder except the full performance and payment of all of the Secured Obligations. If any claim is ever made upon the Agent for repayment or recovery of any amount or amounts received by the Agent in payment of or on account of any of the Secured Obligations, because of any claim that any such payment constituted a preferential transfer or fraudulent conveyance, or for any other reason whatsoever, and the Agent repays all or part of said amount by reason of any judgment, decree or order of any court or administrative body having jurisdiction over the Agent or any of its property, or by reason of any settlement or compromise of any such claim effected by the Agent with any such claimant (including without limitation the any other Borrower), then and in any such event, each Borrower agrees that any such judgment, decree, order, settlement and compromise shall be binding upon such Borrower, notwithstanding any revocation or release of this Agreement or the cancellation of any note or other instrument evidencing any of the Secured Obligations, or any release of any of the Secured Obligations, and each Borrower shall be and remain liable to the Agent and the Lenders under this Agreement for the amount so repaid or recovered, to the same extent as if such amount had never originally been received by the Agent or any Lender, and the provisions of this sentence shall survive, and continue in effect, notwithstanding any revocation or release of this Agreement. Each Borrower hereby expressly and unconditionally waives all rights of subrogation, reimbursement and indemnity of every kind against any other Borrower, and all rights of recourse to any assets or property of any other Borrower, and all rights to any collateral or security held for the payment and performance of any Secured Obligations, including (but not limited to) any of the foregoing rights which Borrower may have under any present or future document or agreement with any other Borrower or other person, and including (but not limited to) any of the foregoing rights which any Borrower may have under any equitable doctrine of subrogation, implied contract, or unjust enrichment, or any other equitable or legal doctrine.

(c) Consents. Each Borrower hereby consents and agrees that, without notice to or by Borrower and without affecting or impairing in any way the obligations or liability of Borrower hereunder, the Agent may, from time to time before or after revocation of this Agreement, do any one or more of the following in its sole and absolute discretion: (i) accept partial payments of, compromise or settle, renew, extend the time for the payment, discharge, or performance of, refuse to enforce, and release all or any parties to, any or all of the Secured Obligations; (ii) grant any other indulgence to any Borrower or any other Person in respect of any or all of the Secured Obligations or any other matter; (iii) accept, release, waive, surrender, enforce, exchange, modify, impair, or extend the time for the performance, discharge, or payment of, any and all property of any kind securing any or all of the Secured Obligations or any guaranty of any or all of the Secured Obligations, or on which the Agent at any time may have a Lien, or refuse to enforce its rights or make any compromise or settlement or agreement therefor in respect of any or all of such property; (iv) substitute or add, or take any action or omit to take any action which results in the release of, any one or more other Borrowers or any endorsers or guarantors of all or any part of the Secured Obligations, including, without limitation one or more parties to this Agreement, regardless of any destruction or impairment of any right of contribution or other right of Borrower; (v) apply any sums received from any other Borrower, any guarantor, endorser, or co-signer, or from the disposition of any Collateral or security, to any Indebtedness whatsoever owing from such person or secured by such Collateral or security, in such manner and order as the Agent determines in its sole discretion, and regardless of whether such Indebtedness is part of the Secured Obligations, is secured, or is due and payable. Each Borrower consents and agrees that the Agent shall be under no obligation to marshal any assets in favor of Borrower, or against or in payment of any or all of the Secured Obligations. Each Borrower further consents and agrees that the Agent shall have no duties or responsibilities whatsoever with respect to any property securing any or all of the Secured Obligations. Without limiting the generality of the foregoing, the Agent shall have no obligation to monitor, verify, audit, examine, or obtain or maintain any insurance with respect to, any property securing any or all of the Secured Obligations.

(d) Independent Liability. Each Borrower hereby agrees that one or more successive or concurrent actions may be brought hereon against such Borrower, in the same action in which any other Borrower may be sued or in separate actions, as often as deemed advisable by Agent. Each Borrower is fully aware of the financial condition of each other Borrower and is executing and delivering this Agreement based solely upon its own independent investigation of all matters pertinent hereto, and such Borrower is not relying in any manner upon any representation or statement of the Agent or any Lender with respect thereto. Each Borrower represents and warrants that it is in a position to obtain, and each Borrower hereby assumes full responsibility for obtaining, any additional information concerning any other Borrower’s financial condition and any other matter pertinent hereto as such Borrower may desire, and such Borrower is not relying upon or expecting the Agent to furnish to it any information now or hereafter in the Agent’s possession concerning the same or any other matter.

(e) Subordination. All Indebtedness of a Borrower now or hereafter arising held by another Borrower is subordinated to the Secured Obligations and the Borrower holding the Indebtedness shall take all actions reasonably requested by Agent to effect, to enforce and to give notice of such subordination.

(SIGNATURES TO FOLLOW)

IN WITNESS WHEREOF, Borrower, Agent and Lender have duly executed and delivered this Loan and Security Agreement as of the day and year first above written.

BORROWER:

TG THERAPEUTICS, INC.

Signature:
_______________________
Print Name:
_______________________
Title:
_______________________

TG BIOLOGICS, INC.

Signature:
_______________________
Print Name:
_______________________
Title:
_______________________

Accepted in Palo Alto, California:

AGENT:

HERCULES CAPITAL, INC.

Signature:
_______________________

Print Name:
_______________________

Title:
_______________________

LENDER:

HERCULES CAPITAL, INC.

HERCULES TECHNOLOGY III, L.P.,

a Delaware limited partnership

By:
Hercules Technology SBICManagement, LLC, its GeneralPartner

By:
Hercules Capital, Inc., its Manager

By:]

Signature:
_______________________

Print Name:
_______________________

Title:
_______________________

Table of Addenda, Exhibits and Schedules

Addendum 1: BA Provisions

Exhibit A: Advance Request
                  Attachment to Advance Request

Exhibit B: Term Note

Exhibit C: Name, Locations, and Other Information for Borrower

Exhibit D: Borrower’s Patents, Trademarks, Copyrights and Licenses

Exhibit E: Borrower’s Deposit Accounts and Investment Accounts

Exhibit F: Compliance Certificate

Exhibit G: Joinder Agreement

Exhibit I: ACH Debit Authorization Agreement

Schedule 1 Subsidiaries
Schedule 1.1 Commitments
Schedule 1A Existing Permitted Indebtedness
Schedule 1B Existing Permitted Investments
Schedule 1C Existing Permitted Liens
Schedule 5.3 Consents, Etc.
Schedule 5.8 Tax Matters
Schedule 5.9 Intellectual Property Claims
Schedule 5.10 Intellectual Property
Schedule 5.11 Borrower Products
Schedule 5.14 Capitalization

ADDENDUM 1 to LOAN AND SECURITY AGREEMENT

  (a) Borrower’s Business.  For purposes of this Addendum 1, Borrower shall be deemed to include its “affiliates” as defined in Title 13 Code of Federal Regulations Section 121.103.  Borrower represents and warrants to Agent and Lender as of the Closing Date and covenants to Agent and Lender for a period of one year after the Closing Date with respect to subsections 2, 3, 4, 5, 6 and 7 below, as follows:

1. Size Status.  Borrower’s primary NAICS code is 541700 and has less than 110 employees in the aggregate;

2. No Relender.  Borrower’s primary business activity does not involve, directly or indirectly, providing funds to others, purchasing debt obligations, factoring, or long-term leasing of equipment with no provision for maintenance or repair;

3. No Passive Business.  Borrower is engaged in a regular and continuous business operation (excluding the mere receipt of payments such as dividends, rents, lease payments, or royalties).  Borrower’s employees are carrying on the majority of day to day operations.  Borrower will not pass through substantially all of the proceeds of the Loan to another entity;

4. No Real Estate Business.  Borrower is not classified under Major Group 65 (Real Estate) or Industry No. 1531 (Operative Builders) of the SIC Manual.  The proceeds of the Loan will not be used to acquire or refinance real property unless Borrower (x) is acquiring an existing property and will use at least 51 percent of the usable square footage for its business purposes; (y) is building or renovating a building and will use at least 67 percent of the usable square footage for its business purposes; or (z) occupies the subject property and uses at least 67 percent of the usable square footage for its business purposes.

5. No Project Finance.  Borrower’s assets are not intended to be reduced or consumed, generally without replacement, as the life of its business progresses, and the nature of Borrower’s business does not require that a stream of cash payments be made to the business’s financing sources, on a basis associated with the continuing sale of assets (e.g., real estate development projects and oil and gas wells).  The primary purpose of the Loan is not to fund production of a single item or defined limited number of items, generally over a defined production period, where such production will constitute the majority of the activities of Borrower (e.g., motion pictures and electric generating plants).

6. No Farm Land Purchases.  Borrower will not use the proceeds of the Loan to acquire farm land which is or is intended to be used for agricultural or forestry purposes, such as the production of food, fiber, or wood, or is so taxed or zoned.

7. No Foreign Investment.  The proceeds of the Loan will not be used substantially for a foreign operation.  At the time of the Loan, Borrower will not have more than 49 percent of its employees or tangible assets located outside the United States of America.  The representation in this subsection (7) is made only as of the date hereof and shall not continue for one year as contemplated in the first sentence of this Section 1.

(b) Small Business Administration Documentation.  Agent and Lender acknowledge that Borrower completed, executed and delivered to Agent SBA Forms 480, 652 and 1031 (Parts A and B) together with a business plan showing Borrower’s financial projections (including balance sheets and income and cash flows statements) for the period described therein and a written statement (whether included in the purchase agreement or pursuant to a separate statement) from Agent regarding its intended use of proceeds from the sale of securities to Lender (the “Use of Proceeds Statement”).  Borrower represents and warrants to Agent and Lender that the information regarding Borrower and its affiliates set forth in the SBA Form 480, Form 652 and Form 1031 and the Use of Proceeds Statement delivered as of the Closing Date is accurate and complete.

(c) Inspection.  The following covenants contained in this Section (c) are intended to supplement and not to restrict the related provisions of the Loan Documents.  Subject to the preceding sentence, Borrower will permit, for so long as Lender holds any debt or equity securities of Borrower, Agent, Lender or their representative, at Agent’s or Lenders’ expense, and examiners of the SBA to visit and inspect the properties and assets of Borrower, to examine its books of account and records, and to discuss Borrower’s affairs, finances and accounts with Borrower’s officers, senior management and accountants, all at such reasonable times as may be requested by Agent or Lender or the SBA.

(d) Annual Assessment.  Promptly after the end of each calendar year (but in any event prior to February 28 of each year) and at such other times as may be reasonably requested by Agent or Lender, Borrower will deliver to Agent a written assessment of the economic impact of Lender’s investment in Borrower, specifying the full-time equivalent jobs created or retained in connection with the investment, the impact of the investment on the businesses of Borrower in terms of expanded revenue and taxes, other economic benefits resulting from the investment (such as technology development or commercialization, minority business development, or expansion of exports) and such other information as may be required regarding Borrower in connection with the filing of Lender’s SBA Form 468.   Lender will assist Borrower with preparing such assessment.  In addition to any other rights granted hereunder, Borrower will grant Agent and Lender and the SBA access to Borrower’s books and records for the purpose of verifying the use of such proceeds.  Borrower also will furnish or cause to be furnished to Agent and Lender such other information regarding the business, affairs and condition of Borrower as Agent or Lender may from time to time reasonably request.

(e) Use of Proceeds.  Borrower will use the proceeds from the Loan only for purposes set forth in Section 7.17.  Borrower will deliver to Agent from time to time promptly following Agent’s request, a written report, certified as correct by Borrower’s Chief Financial Officer, verifying the purposes and amounts for which proceeds from the Loan have been disbursed.  Borrower will supply to Agent such additional information and documents as Agent reasonably requests with respect to its use of proceeds and will permit Agent and Lender and the SBA to have access to any and all Borrower records and information and personnel as Agent deems necessary to verify how such proceeds have been or are being used, and to assure that the proceeds have been used for the purposes specified in Section 7.17.

(f) Activities and Proceeds.  Neither Borrower nor any of its affiliates (if any) will engage in any activities or use directly or indirectly the proceeds from the Loan for any purpose for which a small business investment company is prohibited from providing funds by the SBIC Act, including 13 C.F.R. §107.720.  Without obtaining the prior written approval of Agent, Borrower will not change within 1 year of the date hereof, Borrower’s current business activity to a business activity which a licensee under the SBIC Act is prohibited from providing funds by the SBIC Act.

(g) Redemption Provisions. Notwithstanding any provision to the contrary contained in the Certificate of Incorporation of Borrower, as amended from time to time (the “Charter”), if, pursuant to the redemption provisions contained in the Charter, Lender is entitled to a redemption of its Warrant, such redemption (in the case of Lender) will be at a price equal to the redemption price set forth in the Charter (the “Existing Redemption Price”). If, however, Lender delivers written notice to Borrower that the then current regulations promulgated under the SBIC Act prohibit payment of the Existing Redemption Price in the case of an SBIC (or, if applied, the Existing Redemption Price would cause the applicable stock to lose its classification as an “equity security” and Lender has determined that such classification is unadvisable), the amount Lender will be entitled to receive shall be the greater of (i) fair market value of the securities being redeemed taking into account the rights and preferences of such securities plus any costs and expenses of the Lender incurred in making or maintaining the Warrant, and (ii) the Existing Redemption Price where the amount of accrued but unpaid dividends payable to the Lender is limited to Borrower’s earnings plus any costs and expenses of the Lender incurred in making or maintaining the Warrant; provided, however, the amount calculated in subsections (i) or (ii) above shall not exceed the Existing Redemption Price.

(h) Compliance and Resolution.   Borrower agrees that a failure to comply with Borrower’s obligations under this Addendum, or any other set of facts or circumstances where it has been asserted by any governmental regulatory agency (or Agent or Lender believes that there is a substantial risk of such assertion) that Agent, Lender and their affiliates are not entitled to hold, or exercise any significant right with respect to, any securities issued to Lender by Borrower, will constitute a breach of the obligations of Borrower under the financing agreements among Borrower, Agent and Lender.  In the event of (i) a failure to comply with Borrower’s obligations under this Addendum; or (ii) an assertion by any governmental regulatory agency (or Agent or Lender believes that there is a substantial risk of such assertion) of a failure to comply with Borrower’s obligations under this Addendum, then (i) Agent, Lender and Borrower will meet and resolve any such issue in good faith to the satisfaction of Borrower, Agent, Lender, and any governmental regulatory agency, and (ii) upon request of Lender or Agent, Borrower will cooperate and assist with any assignment of the financing agreements among Hercules Technology III, L.P. and Hercules Capital, Inc.

EXHIBIT A

ADVANCE REQUEST

To:
Agent:
Date:__________, 20__

Hercules Capital, Inc. (the “Agent”)
400 Hamilton Avenue, Suite 310
Palo Alto, CA 94301
email: legal@herculestech.com
Attn:

TG Therapeutics, Inc., a Delaware corporation (the “Parent”) and TG Biologics, Inc. a Delaware corporation (“TG Bio”; together with Parent, individually and collectively, jointly and severally, the “Borrower”) hereby requests from Hercules Capital, Inc., and Hercules Technology III, L.P. (collectively “Lender”) an Advance in the amount of _____________________ Dollars ($________________) on ______________, _____ (the “Advance Date”) pursuant to the Loan and Security Agreement among Borrower, Agent and Lender (the “Agreement”). Capitalized words and other terms used but not otherwise defined herein are used with the same meanings as defined in the Agreement.

Please:

(a)
Issue a check payable to Borrower
________

or

(b)
Wire Funds to Borrower’s account
________ [LAST 3 DIGITS]

Bank: _____________________________
Address: _____________________________
                                  _____________________________
ABA Number: _____________________________
Account Number: _____________________________
Account Name: _____________________________
Contact Person: _____________________________
Phone Number
To Verify Wire Info: _____________________________
Email address: _____________________________

Borrower hereby represents that Borrower’s corporate status and locations have not changed since the date of the Agreement or, if the Attachment to this Advance Request is completed, are as set forth in the Attachment to this Advance Request.

Borrower agrees to notify Agent promptly before the funding of the Loan if any of the matters which have been represented above shall not be true and correct on the Borrowing Date and if Agent has received no such notice before the Advance Date then the statements set forth above shall be deemed to have been made and shall be deemed to be true and correct as of the Advance Date.

Executed as of [ ], 20[ ].

BORROWER:

TG THERAPEUTICS, INC.

SIGNATURE:________________________

TITLE:_____________________________

PRINT NAME:______________________

TG BIOLOGICS, INC.

SIGNATURE:________________________

TITLE:_____________________________

PRINT NAME:______________________

ATTACHMENT TO ADVANCE REQUEST

Dated: _______________________

Borrower hereby represents and warrants to Agent that Borrower’s current name and organizational status is as follows:

Name:
TG Therapeutics, Inc.

Type of organization:
Corporation

State of organization:
Delaware

Organization file number:
[
]

Name:
TG Biologics, Inc.

Type of organization:
Corporation

State of organization:
Delaware

Organization file number:
[
]

Borrower hereby represents and warrants to Agent that the street addresses, cities, states and postal codes of its current locations are as follows:

EXHIBIT B

SECURED TERM PROMISSORY NOTE

$[ ],000,000	Advance Date: ___ __, 20[ ]
Maturity Date: _____ ___, 20[ ]
FOR VALUE RECEIVED, TG Therapeutics, Inc., a Delaware corporation and TG Biologics, Inc., a Delaware corporation, for themselves and each of their Subsidiaries (individually and severally, jointly and collectively, the “Borrower”) hereby promises to pay to Hercules Capital, Inc., a Maryland corporation, and Hercules Technology III, L.P., a Delaware limited partnership or its registered assigns (the “Lender”) at 400 Hamilton Avenue, Suite 310, Palo Alto, CA 94301 or such other place of payment as the Lender may specify from time to time in writing, in lawful money of the United States of America, the principal amount of [ ] Million Dollars ($[ ],000,000) or such other principal amount as Lender has advanced to Borrower, together with interest at a rate as set forth in Section 2.2(c) of the Loan Agreement based upon a year consisting of 360 days, with interest computed daily based on the actual number of days in each month.

This Secured Term Promissory Note (this “Promissory Note”) is the Note referred to in, and is executed and delivered in connection with, that certain Loan and Security Agreement dated February 28, 2019, by and among Borrower, Hercules Capital, Inc., a Maryland corporation (the “Agent”) and the several banks and other financial institutions or entities from time to time party thereto as lender (as the same may from time to time be amended, restated, amended and restated, supplemented or otherwise modified in accordance with its terms, the “Loan Agreement”), and is entitled to the benefit and security of the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), to which reference is made for a statement of all of the terms and conditions thereof. All payments shall be made in accordance with the Loan Agreement. All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein. An Event of Default under the Loan Agreement shall constitute a default under this Promissory Note.

Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest under the UCC or any applicable law. Borrower agrees to make all payments under this Promissory Note without setoff, recoupment or deduction and regardless of any counterclaim or defense. This Promissory Note has been negotiated and delivered to Lender and is payable in the State of California. This Promissory Note shall be governed by and construed and enforced in accordance with, the laws of the State of California, excluding any conflicts of law rules or principles that would cause the application of the laws of any other jurisdiction.

BORROWER FOR ITSELF AND

ON BEHALF OF ITS SUBSIDIARIES:

TG THERAPEUTICS, INC.

SIGNATURE:________________________

TITLE:_____________________________

PRINT NAME:______________________

TG BIOLOGICS, INC.

SIGNATURE:________________________

TITLE:_____________________________

PRINT NAME:______________________

EXHIBIT C

NAME, LOCATIONS, AND OTHER INFORMATION FOR BORROWER

1. Borrower represents and warrants to Agent that Borrower’s current name and organizational status as of the Closing Date is as follows:

Name:
TG Therapeutics, Inc.

Type of organization:
Corporation

State of organization:
Delaware

Organization file number:
2336756

Name:
TG Biologics, Inc.

Type of organization:
Corporation

State of organization:
Delaware

Organization file number:
4897192

2. Borrower represents and warrants to Agent that for five (5) years prior to the Closing Date, Borrower did not do business under any other name or organization or form except the following:

Name: TG Therapeutics, Inc.

Used during dates of: 4/26/2012 – present

Type of Organization: Corporation

State of organization: Delaware

Organization file Number: 2336756

Parent’s fiscal year ends on December 31

Parent’s federal employer tax identification number is: 36-3898269

Name: TG Biologics, Inc.

Used during dates of: 11/12/2010 – present

Type of Organization: Corporation

State of organization: Delaware

Organization file Number: 4897192

TG Bio’s fiscal year ends on December 31

TG Bio’s federal employer tax identification number is: 45-2224118

       3. Borrower represents and warrants to Agent that its chief executive office is located at 2 Gansevoort Street, 9th Floor, New York, NY 10014.

EXHIBIT D

BORROWER’S PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES

EXHIBIT E

BORROWER’S DEPOSIT ACCOUNTS AND INVESTMENT ACCOUNTS

Bank Name	Account Number	Company/Subsidiary	Purpose of Account	Avg. Balance
Chase Bank	904807479, 2947694366, 974934895	Company & Subsidiaries	Checking, Savings	$22,000,000
Israel Discount Bank	03-0516-7	Company & Subsidiaries	Restricted Cash – Letter of Credit with landlord and corresponding cash held as collateral at IDB for office space.	$1,241,375
Wells Fargo	7861-0134	Company & Subsidiaries	Money Market	$503,309
Treasury Partners	TRP-TG Therapeutics, Inc. (39184)	Company & Subsidiaries	Short-term securities	$29,000,000

EXHIBIT F

COMPLIANCE CERTIFICATE

Hercules Capital, Inc. (as “Agent”)

400 Hamilton Avenue, Suite 310

Palo Alto, CA 94301

Reference is made to that certain Loan and Security Agreement dated as of February 28, 2019 and the Loan Documents (as defined therein) entered into in connection with such Loan and Security Agreement all as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time (hereinafter referred to collectively as the “Loan Agreement”) by and among Hercules Capital, Inc. (the “Agent”), the several banks and other financial institutions or entities from time to time party thereto (collectively, the “Lender”) and Hercules Capital, Inc., as agent for the Lender (the “Agent”) and TG Therapeutics, Inc., a Delaware corporation, and TG Biologics, Inc., a Delaware corporation, as Borrower. All capitalized terms not defined herein shall have the same meaning as defined in the Loan Agreement.

The undersigned is an Officer of the Company, knowledgeable of all Company financial matters, and is authorized to provide certification of information regarding the Company; hereby certifies, in such capacity (and not in any individual capacity), that in accordance with the terms and conditions of the Loan Agreement, the Company is in compliance for the period ending ___________ of all covenants, conditions and terms and hereby reaffirms that all representations and warranties contained therein are true and correct in all material respects (or, if qualified by materiality, in all respects) on and as of the date of this Compliance Certificate with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (or, if qualified by materiality, in all respects) as of such earlier date. Attached are the required documents supporting the above certification. The undersigned further certifies that these are prepared in accordance with GAAP (except for the absence of footnotes with respect to unaudited financial statement and subject to normal year-end adjustments) and are consistent from one period to the next except as explained below.

REPORTING REQUIREMENT	REQUIRED	CHECK IF ATTACHED
Interim Financial Statements (Section 7.1(a))	Monthly within 30 days
Interim Financial Statements (Section 7.1(b))	Quarterly within 45 days
Audited Financial Statements (Section 7.1(c))	FYE within 90 days
To the extent applicable, the undersigned hereby confirms that the Borrower is in compliance with Section 7.21 of the Loan Agreement (as applicable, attached as Schedule A hereto are the required calculations supporting this certification(s)), as of the date first set forth above.

The aggregate assets and liabilities of Subsidiaries that are not Borrowers (including TG Australia and Ariston) (other than accounts payable and intercompany Indebtedness permitted pursuant to Section 7.14) equals: $_________ (must be less than or equal to $250,000 to be in compliance).

The undersigned hereby also confirms the below disclosed accounts represent all depository accounts and securities accounts presently open in the name of each Borrower or Borrower Subsidiary/Affiliate, as applicable.

		Depository AC #	Financial Institution	Account Type (Depository / Securities)	Last Month Ending Account Balance	Purpose of Account
BORROWER Name/Address:
1
2
3
4
5
6

BORROWER SUBSIDIARY / AFFILIATE COMPANY Name/Address
1
2
3
4
5
6

Were any accounts above opened since the last Compliance Certificate? Yes _____ / No ______

Very Truly Yours,

TG THERAPEUTICS, INC.

By: ____________________________
Name: _____________________________
Its: ____________________________

TG BIOLOGICS, INC.

By: ____________________________
Name: _____________________________
Its: ____________________________

 Schedule A to Compliance Certificate

If

A. Performance Milestone I has not been achieved on or before July 31, 2019, and

B. Both Performance Milestone II and Performance Milestone IV have not yet been achieved; then

1)	Unrestricted Cash:	$____________________
2)	Sum of the Borrower’s accounts payable under GAAP not paid after the 90th day following the due date for such account payable:	$____________________
3)	Is the amount in line (1) greater than or equal to the sum of (i) $10,000,000 plus (ii) line (2)?	YES – In compliance NO – Not in compliance

EXHIBIT G

FORM OF JOINDER AGREEMENT

This Joinder Agreement (the “Joinder Agreement”) is made and dated as of [ ], 20[ ], and is entered into by and between__________________, a ___________ corporation (“Subsidiary”), and HERCULES CAPITAL, INC., a Maryland corporation (as “Agent”).

RECITALS

A. Subsidiary’s Affiliate, [ ] (“Company”) [has entered/desires to enter] into that certain Loan and Security Agreement dated as of February 28, 2019, with the several banks and other financial institutions or entities from time to time party thereto as lender (collectively, the “Lender”) and the Agent, as such agreement may be amended, restated, amended and restated, supplemented or otherwise modified (the “Loan Agreement”), together with the other agreements executed and delivered in connection therewith;

B. Subsidiary acknowledges and agrees that it will benefit both directly and indirectly from Company’s execution of the Loan Agreement and the other agreements executed and delivered in connection therewith;

AGREEMENT

NOW THEREFORE, Subsidiary and Agent agree as follows:

1. The recitals set forth above are incorporated into and made part of this Joinder Agreement. Capitalized terms not defined herein shall have the meaning provided in the Loan Agreement.

2.  By signing this Joinder Agreement, Subsidiary shall be bound by the terms and conditions of the Loan Agreement the same as if it were the Borrower (as defined in the Loan Agreement) under the Loan Agreement, mutatis mutandis, provided however, that (a) with respect to (i) Section 5.1 of the Loan Agreement, Subsidiary represents that it is an entity duly organized, legally existing and in good standing under the laws of [ ], (b) neither Agent nor Lender shall have any duties, responsibilities or obligations to Subsidiary arising under or related to the Loan Agreement or the other Loan Documents, (c) that if Subsidiary is covered by Company’s insurance, Subsidiary shall not be required to maintain separate insurance or comply with the provisions of Sections 6.1 and 6.2 of the Loan Agreement, and (d) that as long as Company satisfies the requirements of Section 7.1 of the Loan Agreement, Subsidiary shall not have to provide Agent separate Financial Statements. To the extent that Agent or Lender has any duties, responsibilities or obligations arising under or related to the Loan Agreement or the other Loan Documents, those duties, responsibilities or obligations shall flow only to Company and not to Subsidiary or any other Person or entity. By way of example (and not an exclusive list): (i) Agent’s providing notice to Company in accordance with the Loan Agreement or as otherwise agreed among Company, Agent and Lender shall be deemed provided to Subsidiary; (ii) a Lender’s providing an Advance to Company shall be deemed an Advance to Subsidiary; and (iii) Subsidiary shall have no right to request an Advance or make any other demand on Lender.

3. Subsidiary agrees not to certificate its equity securities without Agent’s prior written consent, which consent may be conditioned on the delivery of such equity securities to Agent in order to perfect Agent’s security interest in such equity securities.

4. Subsidiary acknowledges that it benefits, both directly and indirectly, from the Loan Agreement, and hereby waives, for itself and on behalf on any and all successors in interest (including without limitation any assignee for the benefit of creditors, receiver, bankruptcy trustee or itself as debtor-in-possession under any bankruptcy proceeding) to the fullest extent provided by law, any and all claims, rights or defenses to the enforcement of this Joinder Agreement on the basis that (a) it failed to receive adequate consideration for the execution and delivery of this Joinder Agreement or (b) its obligations under this Joinder Agreement are avoidable as a fraudulent conveyance.

5. As security for the prompt, complete and indefeasible payment when due (whether on the payment dates or otherwise) of all the Secured Obligations, Subsidiary grants to Agent a security interest in all of Subsidiary’s right, title, and interest in and to the Collateral.

 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO JOINDER AGREEMENT]

SUBSIDIARY:

_________________________________.

By: ____________________________________
Name: ____________________________________
Title: ____________________________________

Address: ____________________________________

Telephone:  ____________________________________
email:  ____________________________________

AGENT:

HERCULES CAPITAL, INC.

By:____________________________________

Name:__________________________________

Title: ___________________________________

Address:

400 Hamilton Ave., Suite 310
Palo Alto, CA 94301
email: legal@herculestech.com
Telephone: 650-289-3060

EXHIBIT H

[Reserved]

EXHIBIT I

ACH DEBIT AUTHORIZATION AGREEMENT

Hercules Capital, Inc.

400 Hamilton Avenue, Suite 310

Palo Alto, CA 94301

Re: Loan and Security Agreement dated as of February 28, 2019 (the “Agreement”) by and among TG Therapeutics, Inc., a Delaware corporation (“Parent”), and TG Biologics, Inc., a Delaware corporation (“TG Bio”; together with Parent, individually and collectively, jointly and severally, the “Borrower”) and Hercules Capital, Inc., as agent (“Company”) and the lenders party thereto (collectively, the “Lender”)

In connection with the above referenced Agreement, the Borrower hereby authorizes the Company to initiate debit entries for (i) the periodic payments due under the Agreement and (ii) out-of-pocket legal fees and costs incurred by Agent or Lender pursuant to Section 11.11 of the Agreement to the Parent’s account indicated below. The Borrower authorizes the depository institution named below to debit to such account.

[IF FILED PUBLICLY, ACCOUNT INFO REDACTED FOR SECURITY PURPOSES]

DEPOSITORY NAME	BRANCH
CITY	STATE AND ZIP CODE
TRANSIT/ABA NUMBER	ACCOUNT NUMBER

This authority will remain in full force and effect so long as any amounts are due under the Agreement.

TG THERAPEUTICS, INC.

By:
Name:
Title:

TG BIOLOGICS, INC.

By:
Name:
Title:

EXHIBIT J

[Reserved]

EXHIBIT K-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to Loan and Security Agreement dated as of February 28, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) by and between TG Therapeutics, Inc., a Delaware corporation, TG Biologics, Inc., a Delaware corporation and each of their Subsidiaries (as defined in the Loan Agreement) (hereinafter collectively referred to as the “Borrower”), the several banks and other financial institutions or entities from time to time parties to the Loan Agreement (collectively, referred to as “Lender”), and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and collateral agent for itself and the Lender (in such capacity, the “Agent”).

Pursuant to the provisions of Section 2.9 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

Date: _____________ ___, 20___                                    [NAME OF LENDER]

By: ____________________________
Name: __________________________
Title: ___________________________

EXHIBIT K-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to Loan and Security Agreement dated as of February 28, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) by and between TG Therapeutics, Inc., a Delaware corporation, TG Biologics, Inc., a Delaware corporation and each of their Subsidiaries (as defined in the Loan Agreement) (hereinafter collectively referred to as the “Borrower”), the several banks and other financial institutions or entities from time to time parties to the Loan Agreement (collectively, referred to as “Lender”), and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and collateral agent for itself and the Lender (in such capacity, the “Agent”).

Pursuant to the provisions of Section 2.9 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

Date: _____________ ___, 20___                                  [NAME OF PARTICIPANT]

By: ____________________________
Name: __________________________
Title: ___________________________

EXHIBIT K-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to Loan and Security Agreement dated as of February 28, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) by and between TG Therapeutics, Inc., a Delaware corporation, TG Biologics, Inc., a Delaware corporation and each of their Subsidiaries (as defined in the Loan Agreement) (hereinafter collectively referred to as the “Borrower”), the several banks and other financial institutions or entities from time to time parties to the Loan Agreement (collectively, referred to as “Lender”), and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and collateral agent for itself and the Lender (in such capacity, the “Agent”).

Pursuant to the provisions of Section 2.9 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

Date: _____________ ___, 20___                                    [NAME OF PARTICIPANT]

By: ____________________________
Name: __________________________
Title: ___________________________

EXHIBIT K-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to Loan and Security Agreement dated as of February 28, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) by and between TG Therapeutics, Inc., a Delaware corporation, TG Biologics, Inc., a Delaware corporation and each of their Subsidiaries (as defined in the Loan Agreement) (hereinafter collectively referred to as the “Borrower”), the several banks and other financial institutions or entities from time to time parties to the Loan Agreement (collectively, referred to as “Lender”), and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and collateral agent for itself and the Lender (in such capacity, the “Agent”).

Pursuant to the provisions of Section 2.9 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Loan Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Agent and the Borrower with IRS Form W- 8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

Date: _____________ ___, 20___                                    [NAME OF LENDER]

By: ____________________________
Name: __________________________
Title: ____________________________

SCHEDULE 1

SUBSIDIARIES

1.
Ariston Pharmaceuticals, Inc.

2.
TG Biologics, Inc.

3.
TG Therapeutics AUS Pty Ltd

SCHEDULE 1.1
 COMMITMENTS

LENDER	TRANCHE	TERM COMMITMENT
Hercules Capital, Inc.	Tranche 1 Advance	$15,000,000
Hercules Technology III, L.P.	Tranche 1 Advance	$15,000,000
Hercules Capital, Inc.	Tranche 2 Advance	$10,000,000
Hercules Capital, Inc.	Tranche 3 Advance	$10,000,000
Hercules Capital, Inc.	Tranche 4 Advance	$10,000,000*
TOTAL COMMITMENTS		$60,000,000*

* Funding of Tranche 4 is subject to approval by Lender’s investment committee in its sole discretion.

SCHEDULE 1A

EXISTING PERMITTED INDEBTEDNESS

1.
The Ariston Notes.

SCHEDULE 1B

EXISTING PERMITTED INVESTMENTS

1.
Capital Stock of Subsidiaries listed in Schedule 1.
2.
Intercompany advancements to Ariston existing as of the Closing Date, which Indebtedness shall be subject to the Intercompany Subordination Agreement within 5 Business Days following the Closing Date (or such later date as Agent may agree to in its sole discretion).

SCHEDULE 1C

EXISTING PERMITTED LIENS

None.

SCHEDULE 5.3

CONSENTS, ETC.

None.

SCHEDULE 5.8

TAX MATTERS

None.

SCHEDULE 5.9

 INTELLECTUAL PROPERTY CLAIMS

None.

SCHEDULE 5.10

INTELLECTUAL PROPERTY

None.

SCHEDULE 5.11

BORROWER PRODUCTS

None.

SCHEDULE 5.14

CAPITALIZATION

Common Stock Outstanding (as of 12/31/18)	83,870,546
Name and Address of Beneficial Owner(1)	**Amount and Nature of Beneficial Ownership**	**Percentage of Shares Outstanding**	
Michael S. Weiss	11,648,805	13.70%	
Sean A. Power	400,992	*	
Laurence Charney	118,949	*	
William Kennedy	75,330	*	
Mark Schoenebaum	125,949	*	
Yann Echelard	117,068	*	
Kenneth Hoberman	116,905	*	
Daniel Hume	92,459	*	
All current directors and named executive officers as a group (8 persons)	12,696,457	15.10%	
5% Stockholders:			
Opus Point Partners, LLC	11,648,805	13.89%	
RA Capital Management, LLC	4,278,796	5.10%	
VenBio Select Advisor, LLC	4,950,031	5.90%	
Blackrock, Inc.	4,081,050	4.87%	
State Street Corp.	3,712,103	4.43%	
Total Stock held by Affiliates	24,345,262	29.03%	
Public Float	59,525,284	70.97%